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Filed Pursuant to Rule 424(b)(4)
File Number 333-136536

PROSPECTUS

$225,000,000

28,125,000 Units

Information Services Group, Inc. is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition or other similar business combination with one or more domestic or international operating businesses. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on the information services industry, including business, media, marketing and consumer information opportunities. These opportunities may be in major industry segments such as consumer products, retail, financial services, media, marketing, healthcare, government and technology. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit has an offering price of $8.00 and consists of:

  •
  one share of our common stock; and

  •
  one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination and January 31, 2008, and will expire on January 31, 2011 or earlier upon redemption.

Our principal stockholder, Oenoke Partners, LLC, which is an affiliate of our officers, has agreed to purchase from us 6,500,000 warrants at a price of $1.00 per warrant, in a private placement prior to the completion of this offering. The warrants purchased in the private placement will be identical to those sold in this offering, except that the warrants purchased by Oenoke Partners, LLC, are not subject to repurchase or redemption by us and can be exercised on a cashless basis. Oenoke Partners, LLC has agreed that it will not sell or otherwise transfer the warrants purchased in the private placement until one year from the date we complete a business combination.

We have granted the underwriters a 30-day option to purchase up to 4,218,750 additional units solely to cover over-allotments, if any (over and above the 28,125,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to the underwriters for $100, as additional compensation, an option to purchase up to a total of 1,406,250 units at a per-unit offering price of $9.60. The units issuable upon exercise of this option will be identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We have applied to have our units listed on the American Stock Exchange under the symbol "III.U" on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriters' over-allotment option and (2) the exercise in full of the over-allotment option, subject in either case to our filing a Current Report on Form 8-K with the Securities and Exchange Commission, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on American Stock Exchange under the symbols "III" and "III.WS", respectively. We cannot assure you that our securities will be or continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 15 of this prospectus for a discussion of information that should be considered in connection with investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total(1)
Public offering price	$8.00	$225,000,000
Underwriting discount(2)	$0.56	$ 15,750,000

Proceeds, before expenses, to us	$7.44	$209,250,000

(1)
The underwriters have an option to purchase up to an additional 4,218,750 units at the public offering price, less the underwriting discount, within 30 days of the date of this prospectus to cover any over-allotments. If the underwriters exercise this option in full, the total public offering price, underwriting discount and proceeds, before expenses to us, will be $258,750,000, $18,112,500 and $240,637,500, respectively. See "Underwriting."

(2)
Includes deferred underwriting discount of $0.26 per unit, or $7,250,000 ($8,262,500 if the underwriters' over-allotment option is exercised in full), which equals 3.22% of the gross proceeds (or 3.19% if the underwriters' over-allotment option is exercised in full) and which the underwriters have agreed to defer until the consummation of our initial business combination. If a business combination is not consummated, the deferred underwriting discount will not be paid. No discounts or commissions are payable with respect to the units purchased in the private placement. See "Underwriting."

Of the proceeds from this offering and the private placement, approximately $7.88 per unit, or $221,650,000 ($7.85 per unit, or $254,050,000 if the underwriters' over-allotment option is exercised in full), will be deposited into a trust account at Deutsche Bank Trust Company Americas maintained by Continental Stock Transfer & Trust Company acting as trustee.

We are offering the units for sale on a firm commitment basis. The underwriters expect to deliver our securities to investors in the offering on or about February 6, 2007.

Book-Running Manager

Deutsche Bank Securities

Co-Managers

Morgan Joseph	Lazard Capital Markets

The date of this prospectus is January 31, 2007

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

MARKET AND INDUSTRY INFORMATION

        Information regarding industry data pertaining to our proposed business in the section entitled "Proposed Business" contained in this prospectus consists of reports compiled by Veronis Suhler Stevenson. Neither we nor any of our affiliates has entered into any agreement (whether service provider agreements, underwriting agreements, consulting agreements, or any other agreements) with Veronis Suhler Stevenson. Neither we nor any of our affiliates is affiliated with Veronis Suhler Stevenson. We take responsibility for compiling and extracting, but we have not independently verified market and industry data provided by third parties or by industry or general publications, and we take no further responsibility for this data.

SUMMARY

        This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements and the related notes and schedules thereto. Unless otherwise stated in this prospectus:

  •
  references to "we," "us" or "our company" refer to Information Services Group, Inc.;

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  references to our "principal stockholder" refer to Oenoke Partners, LLC, an affiliate of our officers;

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  unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option;

  •
  references to a "business combination" mean our initial acquisition of one or more domestic or international operating businesses through a merger, capital stock exchange, asset or stock acquisition or other similar business combination;

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  references to the "private placement" refer to our private placement of 6,500,000 warrants, at a price of $1.00 per warrant, to our principal stockholder, Oenoke Partners, LLC, which will occur prior to the completion of this offering; and

  •
  references to "public stockholders" refers to the holders of common stock sold as part of the units in this offering or in the open market, including our existing stockholders to the extent that they purchase or acquire such shares.

        Except as otherwise specified, all information in this prospectus and all per share information has been adjusted to reflect a 1 for 2 stock dividend that was effected on January 29, 2007.

Our Business

        We are a blank check company organized under the laws of the State of Delaware on July 20, 2006. We were formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more domestic or international operating businesses. We intend to focus our efforts on the information services industry, including business, media, marketing and consumer information opportunities (the "target industry"). These opportunities may be in major industry segments such as consumer products, retail, financial services, media, marketing, healthcare, government and technology. We intend to identify acquisition opportunities where we can apply management's experience within these segments to enhance the value of the acquired company's product and service offerings.

        Although we intend to focus on identifying acquisition candidates in the information services industry and we will not initially actively seek to identify acquisition candidates in other industries, in the event that an opportunity is presented to us in another industry, we may consider pursuing that opportunity if we conclude that it represents an attractive investment opportunity for us. In addition, if we are unable to identify an acquisition candidate which we deem to be attractive in the information services industry after having expended a reasonable amount of time and effort to identify such a candidate, we may then decide to more actively seek opportunities in other industries. At present, we are not able to ascertain (i) what opportunities, if any, in industries outside of the target industry may be presented to us, (ii) how much time and effort we may expend prior to determining that we may not be able to identify favorable investment opportunities in the target industry or (iii) which other industries we may choose to examine with the objective of identifying a favorable investment opportunity. In the event we elect to pursue an investment outside of the target industry, we expect that our management, in conjunction with our board of directors and senior advisors, will engage in discussions to identify, based upon their respective familiarity with the business climate in general and specific industries in particular, one or more other industries which are likely to include a significant number of companies which would be suitable acquisition candidates. Once having identified such industry or industries, we would make known our interest in those industries to investment bankers and others who we believe may be able to identify companies in such industry or industries that may be candidates for a transaction.

        We do not currently have any specific operating businesses under consideration. We have not identified or been provided with the identity of, or had any direct or indirect contact with potential targets. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so following the offering. To date, our efforts have been limited to organizational activities and activities related to this offering.

        Our management has extensive experience with global operations, mergers and acquisitions and acquisition integration, as well as financial and legal expertise with leading firms in the information services industry. Our Chairman and CEO, Michael Connors, most recently served as Chairman and CEO of VNU's Media Measurement and Information (MMI) Group. VNU is a leading global information and media company. In 2001, Mr. Connors was instrumental in creating the MMI Group, which comprises VNU's media information, entertainment, software and internet businesses, including Nielsen Media Research, Nielsen Entertainment and NetRatings. In addition to leading the MMI Group, Mr. Connors served as chairman of VNU World Directories, which included VNU's Yellow Pages and directory businesses operating in seven countries. Mr. Connors also served as a member of the VNU Executive Board. Prior to joining VNU, Mr. Connors was Vice Chairman of ACNielsen Corporation, one of the world's largest marketing information services companies, where he helped lead the turnaround of ACNielsen into a profitable company. During his leadership, ACNielsen's equity value grew from $893 million, its market capitalization immediately following its spinoff in November, 1996 from The Dun & Bradstreet Corporation (D&B), to $2.3 billion, its sale price to VNU in February, 2001. After the acquisition of ACNielsen by VNU in 2001, Mr. Connors led the successful integration of ACNielsen into VNU. Prior to that, as Senior Vice President of D&B, Mr. Connors played a key role in the breakup of D&B into three separate publicly traded companies. Prior to its breakup, D&B owned, among others, the following companies in the information services industry: Moody's Investors Service, Inc., R.H. Donnelley, IMS Health, ACNielsen Corporation, Nielsen Media Research, D&B Credit Services and a majority stake in Gartner Group. At the time of its breakup, D&B was one of the largest data and information companies in the world.

        Frank Martell, our Executive Vice President, Chief Financial Officer and Treasurer, also has extensive experience in the information services industry. Until December 2006, Mr. Martell was the Chief Operating Officer of ACNielsen Corporation and Chief Executive Officer of ACNielsen Europe and Emerging Markets. He spent the previous 11 years with VNU, ACNielsen and D&B serving in a series of global financial and senior operating positions. Earl Doppelt, our Executive Vice President, General Counsel and Corporate Secretary, served as Executive Vice President and Chief Legal Officer of VNU, a leading global information and media company, until November 2006. He spent the previous 12 years with VNU, ACNielsen and D&B. Along with Mr. Connors, Mr. Doppelt was part of the executive team that led the turnaround of ACNielsen into a profitable company. Richard Gould, our Executive Vice President, was with Morgan Stanley until October 2006, where, during a 20-year career, he held several executive positions in capital markets, global sales management, marketing and new product innovation. Most recently, Mr. Gould served as co-head of Morgan Stanley's North America Equity Distribution as well as head of Global Derivatives Sales, Quantitative Research and the Global Pensions Group.

        We have a strong and distinguished board of directors. In addition to Mr. Connors, our board of directors includes Robert J. Chrenc, R. Glenn Hubbard and Robert E. Weissman, individuals with established records in industry and the financial community. Formerly Executive Vice President, Chief Financial Officer and Chief Administrative Officer of ACNielsen Corporation, Mr. Chrenc served as a director of Symbol Technologies Inc. until January 2007. Dr. Hubbard has served as the Dean of Columbia University, Graduate School of Business since 2004 and was Chairman of the President's Council of Economic Advisers from 2001 to 2003. Mr. Weissman retired in January 2001 after nearly 30 years of experience as Chief Executive Officer for several public corporations, including most recently IMS Health Incorporated, and prior to that Cognizant Corporation and The Dun & Bradstreet Corporation. We expect to rely heavily on their collective talent and experience in analyzing investment opportunities.

        We believe the projected demand for products and services in the information services industry presents attractive opportunities for consolidation and growth. The information services industry encompasses companies which create, produce, deliver, distribute and/or market products and services including:

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  Market research, including research analytics, media measurement and related products and services;

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  Marketing services, including targeted, measurable campaign execution and related analytics;

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  Advisory services, including execution consulting, data management, technology implementation and analytics;

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  Data services, including data collection, data mining, data harmonization, data organization, data distribution, interpretation and reporting;

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  Products and services related to the creation or placement of any type of advertising or media;

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  Software to utilize, analyze, interpret and enhance market, business or consumer data;

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  Internet-based services, products and technology relating to the collection, aggregation, measurement, analysis and distribution of information; and

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  Content, including text, audio, video, images and any combinations thereof, in print, broadcast, online or other distribution vehicles or any combinations thereof.

        Although we may effect business combinations with companies operating in any industry we choose (including companies operating outside of the information services industry under circumstances described above), we believe that there are numerous business opportunities in the industries on which we will be focused. However, we have not conducted any research with respect to identifying the number and characteristics of the potential business combination candidates within our targeted industry, or any industry, or the location of the target industry domestically or internationally, or the likelihood or probability of success of any proposed business combination. Accordingly, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms, or at all.

        While we may seek to effect business combinations with more than one target business, our initial business combination must have a fair market value at least equal to 80% of our net assets at the time of such acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities). Consequently, it is likely that we will have the ability to effect a business combination with only a single domestic or international operating business. The target business that we acquire may have a fair market value significantly in excess of 80% of our net assets. We can also satisfy the requirement that the business combination have a fair market value at least equal to 80% of our net assets in an acquisition transaction where we acquire less than a 100% interest in the target business, provided that the fair market value of the interest in such business or businesses is at least equal to 80% of our net assets at the time such acquisition transaction is consummated. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. Since we have no specific business combination under consideration, we have not entered into any such fundraising agreement and have no current intention of doing so. There is no assurance that such fundraising arrangement, if desired, would be available on acceptable terms, if at all. If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus, we will implement a plan of dissolution and distribution which will include the liquidation of our trust account to our public stockholders.

        Our executive offices are located at Four Stamford Plaza, 107 Elm St., Stamford, CT 06902, and our telephone number is (203) 517-3100.

The Offering

Securities offered:	28,125,000 units, at $8.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.
Trading commencement and separation of common stock and warrants:
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriters' over-allotment option and (2) its exercise in full, subject in either case to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.
Separate trading of the common stock and warrants is prohibited until:
In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.
Common stock:
Number outstanding before this offering and the private placement:	7,031,250 shares(1)
Number to be outstanding after this offering and the private placement:	35,156,250 shares(2)

(1)
After giving effect to our stock dividend. Does not include 1,054,687 shares (after giving effect to our stock dividend) issued to Oenoke Partners, LLC, for an aggregate purchase price equal to $703.13 and which are subject to repurchase to the extent the underwriters over-allotment option is not exercised.

(2)
Assumes no exercise of the underwriter's over-allotment option and, therefore, that we repurchase 1,054,687 shares (after giving effect to our stock dividend) previously placed with Oenoke Partners, LLC.

Warrants:
Number outstanding before this offering and the private placement:	0 warrants
Number to be outstanding after this offering and the private placement:	34,625,000 warrants
Exercisability:	Each warrant is exercisable for one share of common stock. Each warrant sold in the private placement is exercisable on a cashless basis.
Exercise price:	$6.00
Exercise period:	The warrants will become exercisable on the later of:
• the completion of a business combination on the terms described in this prospectus and
• January 31, 2008.
The warrants will expire at 5:00 p.m., New York City time, on January 31, 2011 or earlier upon redemption.
Redemption:
We may redeem the outstanding warrants (including any warrants held by any of the underwriters as a result of the underwriters exercise of the unit purchase option) at any time after the warrants become exercisable:
• in whole and not in part;
• at a price of $0.01 per warrant;
• upon a minimum of 30 days' prior written notice of redemption; and
•
if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In the event that the common stock issuable upon exercise of the warrants has not been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants, we will not have the right to redeem the warrants.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and to provide a sufficient degree of liquidity to cushion the market to our redemption call. However, there is no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made.
We may exercise this redemption right at our option, with no requirement for the consent of the underwriter or any other person.
The warrants issued in the private placement are not subject to redemption.
Private placement:
Our principal stockholder, Oenoke Partners, LLC, which is an affiliate of our officers, has agreed to purchase from us an aggregate of 6,500,000 warrants at a price of $1.00 per warrant, for an aggregate purchase price of $6,500,000, in a private placement immediately prior to the completion of this offering. Oenoke Partners, LLC currently engages in no business activities other than to hold our securities. It does not have employees or advisors and its members consist solely of our management. The warrants to be sold in the private placement can be exercised on a cashless basis and will have terms and provisions that are otherwise identical to those of the warrants being sold as part of the units in the public offering, except that the private placement warrants will not be subject to redemption and the private placement warrants will not be transferable until one year following the date we complete a business combination.

The $6,500,000 of proceeds from the private placement will be added to the proceeds of this offering and will be held in the trust account pending our completion of a business combination on the terms described in this prospectus. If we do not complete such a business combination, then the $6,500,000 of proceeds will be part of the liquidating distribution to our public stockholders and the warrants issued in the private placement will expire worthless.
Proposed American Stock Exchange symbols for our:
Units:	"III.U"
Common stock:	"III"
Warrants:	"III.WS"
Proceeds of this offering and the private placement to be held in the trust account:
$221,650,000, or approximately $7.88 per unit, of the proceeds of this offering will be placed in a trust account at Deutsche Bank Trust Company Americas maintained by Continental Stock Transfer & Trust Company, pursuant to an agreement to be signed on the date of this prospectus. The amount to be placed in the trust account includes

$6,500,000 of proceeds from the private placement and $7,250,000 of deferred underwriting discount (assuming the over-allotment option is not exercised). We believe that the inclusion in the trust account of the proceeds from the private placement and the deferred underwriting discount is a benefit to our stockholders because these amounts will ensure that additional proceeds will be available for distribution to investors if a liquidation of the trust account occurs as part of our dissolution and distribution prior to our completing an initial business combination. These proceeds will not be released until the earlier of the completion of a business combination and our liquidation as part of our plan of dissolution and distribution. However, up to $3,000,000 of the interest earned on the trust account (net of taxes) may be released to us to cover a portion of our operating expenses. Therefore, except with respect to such interest, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from the proceeds of this offering and the private placement not held in the trust account (initially, $500,000) after payment of expenses related to this offering and from any interest earned on the trust account and released to us as described above. It is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a "no-shop" provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate our trust account as part of our plan of dissolution and distribution.

The underwriters have agreed to defer $7,250,000 of their underwriting discount ($8,262,500 if the over-allotment option is exercised in full) until the consummation of our initial business combination. Upon the consummation of an initial business combination, this deferred underwriting discount of $0.26 per unit, which equals 3.22% of the gross proceeds of this offering (or 3.19% if the underwriters' over-allotment option is exercised in full), will be released to the underwriters and any public stockholders exercising their conversion rights out of the proceeds of this offering held in the trust account at Deutsche Bank Trust Company Americas maintained by Continental Stock Transfer & Trust Company acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.
Warrant proceeds paid to us:
None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Limited payments to insiders:
Prior to the completion of a business combination, we will not pay any fees, reimbursements or other cash payments to our officers, directors or senior advisors or their respective affiliates other than:
• repayment on the earlier of August 1, 2007 and the completion of this offering of a $100,000 loan, plus interest at the rate of 5% per annum, compounded semiannually, made by Oenoke Partners LLC;
•
repayment on the earlier of October 3, 2007 and the completion of this offering of a $150,000 loan, plus interest at the rate of 5% per annum, compounded semiannually, made by Oenoke Partners, LLC; and
• reimbursement for any expenses related to this offering and to identifying, investigating and implementing a suitable business combination.
Stockholders must approve our initial business combination:
We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, all of our existing stockholders, including our principal stockholder and all of our officers, directors and senior advisors, have agreed to vote the shares of common stock then owned by them in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and only if public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights described below. Voting against the business combination alone will not result in conversion of a stockholder's shares for the conversion price described below. Such stockholder must have also exercised its conversion rights described below. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days prior to the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended to 24 months, as provided in our amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such business combination will also seek stockholder approval for our board's recommended plan of dissolution and distribution, in the event our stockholders do not approve such business combination.
Conversion rights for public stockholders voting to reject our initial business combination:
If our initial business combination is approved and completed, public stockholders voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, including their pro rata portion of the deferred underwriting discount and any interest income earned on the trust account, net of (1) income taxes payable on the interest income on the trust account and (2) up to $3,000,000 of interest earned on the trust account balance, net of income taxes payable on this amount, released to us to fund working capital requirements. We refer to this amount as the conversion price. Public stockholders who convert their common stock will be paid as soon as reasonably practicable their conversion price following their exercise of conversion rights and will continue to have the right to exercise any warrants they own. We estimate that the initial per share conversion price will be approximately $7.88 per share, without taking into account interest earned on the trust account or taxes payable on such interest. This amount is less than the $8.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion. Accordingly, there may be a disincentive on the part of public stockholders to exercise their conversion rights.
Dissolution and distribution if no business combination:
We will dissolve and distribute only to our public stockholders the amount in our trust account (including any accrued interest, net of income taxes payable thereon) plus any remaining net assets outside the trust account if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period). Pursuant to our amended and restated certificate of incorporation, upon the expiration of the applicable time periods, our purpose and powers will be limited to dissolving, liquidating and winding up. Also contained in our amended and restated certificate of incorporation is the agreement of our board to dissolve our company upon the expiration of the applicable time period. We will seek stockholder approval for the plan of dissolution and distribution, and our principal stockholder, officers, directors and senior advisors have agreed to vote all shares owned by them in favor of the dissolution and distribution. As soon as reasonably practicable upon the approval by our stockholders of our plan of dissolution and distribution, we will liquidate our trust account to our public stockholders and pay, or reserve for payment, from funds not held in trust, our liabilities and obligations. All claims (whether existing, pending or that may be potentially brought against us in the next ten years) of our creditors must be paid or reasonably provided for prior to any distribution of funds held in the trust account to our stockholders. All of our officers, directors, senior advisors and principal stockholder directly or indirectly own common stock in our company, but have waived their right to receive distributions (other than with respect to common stock, or any shares of common stock underlying units, they purchase in connection with this offering or in the after market) upon the liquidation of the trust account, or as part of any plan of dissolution and distribution in the event we do not consummate a business combination within the required time periods. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to the business combination will also seek stockholder approval for our board's recommended plan of dissolution and distribution, in the event our stockholders do not approve the business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date which is 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation) from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the SEC seeking stockholder approval for this plan.
We expect that all costs associated with the implementation and completion of our plan of dissolution and distribution will be funded by funds not held in our trust account, although we cannot assure you that there will be sufficient funds for such purpose. To the extent such funds are not available, Oenoke Partners, LLC has agreed to advance us the necessary funds and has agreed not to seek repayment for such expenses, though it has not taken a reserve for this possibility and there can be no assurance that it will be able to meet its obligations under this agreement.

In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. If we do not consummate a business combination, the funds held in our trust account may not be distributed except to our stockholders upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account net of any payments which may be required to be made in respect of income tax obligations, and the funds will not be available for any other corporate purpose.
Lock-up of securities:
Our existing stockholders have agreed that, subject to certain limited exceptions, the shares they owned prior to the completion of this offering and the warrants purchased in the private placement will not be transferable until one year from the date of the closing of the initial business combination. All securities which are subject to lockup restrictions will be held in an escrow account maintained by a third party escrow agent pursuant to the terms of a lock-up agreement to be entered into by and among us, the security holders and such escrow agent. Any transferee of securities will be subject to the same restrictions imposed on the existing stockholders.

Risks

        We are a newly formed company that has no operations and has generated no revenues. Until we complete a business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team but also the special risks we face as a blank check company. If we make down payments or pay exclusivity or similar fees in connection with structuring and negotiating our initial business combination and we do not complete the specific business combination, the costs incurred for the proposed transaction will not be recoverable. Such an event will result in a loss to us of the costs incurred and could materially and adversely affect subsequent attempts to locate and acquire or merge with another business.

        You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 15 of this prospectus.

Summary Financial Data

        The following table summarizes the relevant financial data for our business and should be read with our financial statements and the related notes and schedules thereto that are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	November 30, 2006
	Actual	As Adjusted(1)
Balance sheet data:
Working capital (deficiency)(2)	$(708,698)	$221,441,302
Total assets	804,898	221,483,274
Total liabilities	827,817	7,250,000
Value of common stock which may be converted to cash (approximately $7.88 per share)	—	44,329,992
Stockholders' equity (deficit)	(22,919)	$169,903,282

(1)
Excludes the $100 purchase price for the purchase option issued to the underwriters. Includes the deferred underwriting discount equal to 3.22% of the gross proceeds from the sale of the units to the public stockholders, or $7,250,000 ($8,262,500 if the underwriters' over-allotment option is exercised in full, which equals 3.19% of the gross proceeds), which the underwriters have agreed to defer until the consummation of our initial business combination.

(2)
Working capital excludes fixed assets ($41,972 as of November 30, 2006).

        The "as adjusted" information gives effect to the sale of the units we are offering pursuant to this prospectus, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the sale of 6,500,000 warrants at a price of $1.00 per warrant in the private placement.

        The working capital and total assets amounts include the $221,650,000 (or $254,050,000 if the underwriters' over-allotment option is exercised in full) to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not consummated, we will be dissolved and the proceeds held in the trust account will be distributed as part of our plan of dissolution and distribution solely to our public stockholders, who, for this purpose, include our existing stockholders with respect to any shares purchased by them in this offering or in the aftermarket.

        We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, if we have the requisite vote, we may effect a business combination even if public stockholders owning up to 5,624,999 shares of the 28,125,000 shares sold in this offering exercise their conversion rights and vote against the business combination. If this occurred, we would be required to convert to cash up to 5,624,999 shares of the 28,125,000 shares sold in this offering, at an initial per-share conversion price of approximately $7.88, without taking into account interest earned on the trust account or taxes payable on such interest. The actual per share conversion price will be equal to:

  •
  the amount in the trust account, including a pro rata portion of the deferred underwriting discount and all accrued interest (net of (1) income taxes payable on the interest income on the trust account and (2) up to $3,000,000 of interest income on the trust account balance, net of income taxes payable on this amount, released to us to fund working capital requirements, each calculated as of two business days prior to the actual consummation of the proposed business combination),

  •
  divided by the number of units sold in this offering.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities. If any of the following risks occurs, our business, financial condition and results of operations may be adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements, including as a result of the risks described below.

Risks Associated with Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

        We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business in the information services industry. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates or engaged any agent or other representative to identify or locate suitable acquisition candidates. We have no present revenues and will not generate any revenues until, at the earliest, after the consummation of a business combination. We cannot assure you when or if an initial business combination will occur.

If we are unable to complete an initial business combination and are forced to dissolve and liquidate the trust account, our public stockholders will receive less than $8.00 per share and our warrants will expire worthless.

        If we are unable to complete a business combination within the prescribed timeframes and are forced to dissolve and liquidate our assets as part of our plan of dissolution and distribution, the per share liquidation distribution will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking an initial business combination, which may include using a portion of the funds not being placed in trust as a down payment or to fund a down payment, lock-up or "no-shop" provision with respect to a particular proposed business combination. If we were to expend all of the net proceeds of this offering and the private placement, other than the proceeds deposited in the trust account, and without taking into account any interest earned on the trust account or taxes payable on such interest, the initial per share liquidation price would be $7.88, or $0.12 less than the per unit offering price of $8.00, assuming that amount was not further reduced by claims of creditors. We cannot assure you that the actual per share liquidation price will not be less than $7.88. In the event that our board of directors recommends and our stockholders approve a plan of dissolution and distribution and it is subsequently determined that our reserves for claims and liabilities to third parties are insufficient, stockholders who receive funds from our trust account could be liable up to such amounts to creditors. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled "Proposed Business—Effecting a Business Combination—Plan of dissolution and distribution if no business combination."

If the net proceeds of this offering not being placed in the trust account together with interest earned on the trust account available to us are not sufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

        We believe that, upon consummation of this offering, the funds available to us outside of the trust account, including up to $3,000,000 of interest earned from the trust account that may be released to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds not being placed in the trust account to pay fees to consultants to assist us with our search for a target business. Additionally, we could use a portion of the funds not being placed in the trust account as a down payment or to fund a "no-shop" provision with respect to a particular proposed business combination, although we do not have any current intention to do so. If we did and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

You will not be entitled to protections normally afforded to investors of blank check companies.

        Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a "blank check" company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if were subject to Rule 419. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled "Proposed Business—Comparison to Offerings of Blank Check Companies" below.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders from the trust account as part of our plan of dissolution and distribution will be less than $7.88 per share.

        Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses and other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, and the execution of such an agreement is not a condition to our doing business with anyone. Even if they do execute such agreements, they would not be prevented from bringing claims against the trust account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account.

        Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would enter into an agreement with a third party that did not execute a waiver only if management believed that such third party's engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over the claims of our public stockholders and the per share liquidation price could be less than the initial $7.88 per share held in the trust account, plus interest (net of (1) any taxes due on such interest, which taxes, if any, shall be paid from the trust account and (2) any amounts that may have been released to us to fund working capital requirements), due to claims of such creditors. If we are unable to complete a business combination and are forced to liquidate, each of our executive officers has jointly and severally agreed to reimburse us for our debts to vendors for services rendered or products sold to us, or to any prospective target business, if we do not obtain a valid and enforceable waiver from that vendor or prospective target business of its rights or claims to the trust account and only to the extent necessary to ensure that such claims do not reduce the amount in the trust account. Based on the information provided to us in the director and officer questionnaires provided to us in connection with this offering as well as the representations as to their accredited investor status (as such term is defined in Regulation D), we currently believe that such persons are of substantial means and capable of funding their indemnity obligations, even though we have not asked them to reserve for such an eventuality. However, we cannot assure you that our executive officers will be able to satisfy those obligations. In addition, our executive officers have not agreed to reimburse us for any debts or obligations to vendors that do not represent service fees (and related disbursements) or product purchase prices but relate to a potential tort claim. We believe the likelihood of our executive officers having to indemnify the trust account is limited because we intend to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claims of any kind in or to monies held in the trust account. In the event that our board recommends and our stockholders approve a plan of dissolution and distribution and it is subsequently determined that our reserve for claims and liabilities to third parties is insufficient, stockholders who received funds from our trust account could be liable for up to such amounts to creditors.

        Additionally, if we are forced to file a bankruptcy case or an involuntary case is filed against us that is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account the per share liquidation distribution would be less than the initial $7.88 per share held in the trust account.

We will dissolve and liquidate if we do not consummate a business combination and our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

        We will dissolve and disburse the funds in our trust account to our public stockholders if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if certain extension criteria are satisfied). There will be no distribution from the trust account with respect to our warrants which will expire worthless. Under Sections 280 through 282 of the Delaware General Corporation Law, or DGCL, stockholders may be held liable for claims, whether existing, pending or that may be potentially brought against it within a ten year period, by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all such claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim and the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and distribution, we do not intend to comply with these procedures of the DGCL. In the event that the Board recommends and the stockholders approve a plan of dissolution and distribution and it is subsequently determined that our reserve for claims and liabilities to third parties was insufficient, stockholders who received funds could be liable for claims (whether existing, pending or that may be potentially brought against us within a ten year period) for up to such amounts to creditors. As such, our stockholders could potentially be liable for any such claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. We cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

We cannot predict with certainty the extent to which the funds held in the trust account will be available for distribution to our stockholders in the event we dissolve and liquidate.

        We cannot predict with certainty: (i) actual or potential claims or lawsuits that may be brought against us; (ii) what waiver agreements, if any, we will be able to obtain from vendors, service providers and prospective target businesses; (iii) the amount of additional expenses that we may incur that exceeds the amount of funds held outside of the trust; or (iv) the ability of our management to ensure that the proceeds held in the trust account are not reduced by claims of target businesses or vendors. To the extent we are required to make payments in respect of or provide for any such claims, lawsuits, expenses or other costs, the amount of funds held in the trust account for payment to our stockholders will be reduced.

The procedures we must follow under Delaware law and our amended and restated certificate of incorporation if we dissolve and liquidate may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of dissolution and distribution.

        Pursuant to, among other documents, our amended and restated certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria have been satisfied, we will be required to dissolve, liquidate and wind up in compliance with the provisions of the DGCL. In addition, in the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. If we do not consummate a business combination, the funds held in our trust account may not be distributed except to our stockholders upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. The procedures required for us to liquidate under the DGCL, or a vote to reject any plan of dissolution and distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of dissolution and distribution.

If we do not consummate a business combination and dissolve, payments from the trust account to our public stockholders may be delayed.

        We currently believe that any plan of dissolution and distribution subsequent to the expiration of the 18 and 24-month deadlines would proceed in approximately the following manner:

  •
  our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out the plan of dissolution and distribution as well as the board's recommendation of the plan;

  •
  upon such deadline, we will file our preliminary proxy statement with the SEC;

  •
  if the SEC does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail the proxy statement to our stockholders, and approximately 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and distribution; and

  •
  if the SEC does review the preliminary proxy statement, we currently estimate that we will receive any comments the staff of the SEC may have with respect to the proxy statement within approximately 30 days following the filing of the proxy statement. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution.

        In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. If we do not consummate a business combination, the funds held in our trust account may not be distributed except to our stockholders upon our dissolution and, unless and until approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account, net of any payments which may be required to be made in respect of income tax obligations, and the funds will not be available for any other corporate purpose.

        These procedures, or a vote to reject any plan of dissolution and distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of dissolution and distribution.

Since we have not currently selected any target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the operations of that business.

        Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the operations of that business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled "Proposed Business—Effecting a Business Combination—We have not identified a target business."

We may seek investment opportunities in industries outside of our target industry (which industries may or may not be outside of our management's area of expertise).

        Although we intend to focus on identifying acquisition candidates in our target industry and we will not initially actively seek to identify acquisition candidates in other industries (which industries may or may not be outside of our management's area of expertise), we will consider an acquisition outside of our target industry if (i) an acquisition candidate is presented to us and we determine that such candidate offers an attractive investment opportunity for our company or (ii) we are unable to identify a suitable candidate in the target industry after having expended some amount of time and effort in an attempt to do so. Although our management will endeavor to evaluate the risks inherent in any particular acquisition candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in an acquisition candidate.

        Subject to the limitations that our business combination must have a fair market value of at least 80% of our net assets at the time of the acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities), we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. In addition, because there is no limitation on our ability to raise additional capital through equity placements or through loans, we may be able to acquire a company with a fair market value in an amount greater than 80% of our net assets at the time. We can also satisfy the requirement that the business combination have a fair market value at least equal to 80% of our net assets in an acquisition transaction where we acquire less than a 100% interest in the target business, provided that the fair market value of the interest in such business or businesses is at least equal to 80% of our net assets at the time such acquisition transaction is consummated.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

        Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

  •
  upon consummation of this offering, a certain amount of the proceeds from this offering will be placed into the trust account, which funds may not be disbursed from the trust account to our stockholders except upon our liquidation or in the event a stockholder exercises the conversion right set forth below, provided that up to $3,000,000 of the interest earned on the trust account (net of taxes payable on this interest) may be released to us to cover a portion of our operating expenses;

  •
  prior to the consummation of our initial business combination, we will submit such business combination to our stockholders for approval;

  •
  we may consummate our initial business combination only if approved by a majority of the shares of common stock voted by the public stockholders and only if public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

  •
  if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account, including their pro rata portion of the deferred underwriting discount and all accrued interest (net of (1) income taxes payable on the interest income on the trust account and (2) up to $3,000,000 of interest income on the trust account balance, net of income taxes payable on this amount, released to us to fund working capital requirements);

  •
  if our initial business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus:

  •
  our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities; and

  •
  our board of directors will be required to adopt, within 15 days after the expiration of the allotted time periods, a resolution pursuant to Section 275(a) of the DGCL finding our dissolution advisable and provide notices to our stockholders as required by Section 275(a) as soon as reasonably practicable thereafter; and

  •
  our initial business combination must have a fair market value equal to at least 80% of our net assets at the time of such business combination (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities).

        Our amended and restated certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend the above-described provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders' implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions, including the requirement that the public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights in order for our initial business combination to be consummated, as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions, including by seeking to amend our certificate of incorporation to increase or decrease this threshold.

Because we are a blank check company, it may be difficult for us to complete a business combination during the prescribed time period.

        Based upon publicly available information, we have identified approximately 80 blank check companies that have gone public since August 2003. Of these companies, only 19 have completed a business combination, while four will be liquidating. The remaining approximately 57 blank check companies have more than $4.5 billion in trust and are seeking to complete business acquisitions. Of these companies, only 20 have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated business combinations. Accordingly, there are approximately 37 blank check companies with more than $3.1 billion in trust that have filed registration statements and are seeking, or will be seeking, to complete business combinations. Furthermore, the fact that only 19 of such companies have completed business combinations and only 20 other of such companies have entered into definitive agreements for business combinations, and four will be liquidating, may be an indication that there are only a limited number of attractive targets available to such entities or that many targets are not inclined to enter into a transaction with a blank check company, and therefore we also may not be able to consummate a business combination within the prescribed time period. If we are unable to consummate an initial transaction within the prescribed time period, our purpose will be limited to dissolving, liquidating and winding up.

We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

        Our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering (after giving effect to our stock dividend and assuming no exercise of the underwriters' over-allotment option), there will be 27,406,250 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to the underwriters). Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

  •
  may significantly reduce the equity interest of investors in this offering;

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  may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of our present officers and directors;

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  may adversely affect prevailing market prices for our securities; and

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  may subordinate the rights of holders of our common stock if preferred stock is issued with rights senior to those afforded to our common stock.

        For a more complete discussion of the possible structure of a business combination, see the section below entitled "Proposed Business—Effecting a Business Combination—Selection of a target business and structuring of a business combination."

We may issue debt securities or otherwise incur substantial debt to complete a business combination, which may adversely affect our leverage and financial condition.

        Although we have no commitments as of the date of this prospectus to issue any debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete a business combination. If we issue debt securities, it could result in:

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  default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

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  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

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  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

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  our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

        For a more complete discussion of the possible structure of a business combination, see the section below entitled "Proposed Business—Effecting a Business Combination—Selection of a target business and structuring of a business combination."

Our ability to effect a business combination and to execute any potential business plan afterwards will be dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we may have only a limited ability to evaluate.

        Our ability to effect a business combination will be dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect most of our management, particularly our Chief Executive Officer, to remain associated with us following a business combination, we may employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business' management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business's management will prove to be correct.

Our current management may have a conflict of interest in connection with negotiating the terms of our initial business combination.

        Since our current management will negotiate the terms of our initial business combination and may negotiate the terms of their employment or consulting arrangements, our current management may have a conflict of interest in attempting to negotiate terms that are favorable to our public stockholders in the acquisition agreement at the same time that they are negotiating terms in their employment or consulting arrangements that are favorable to them.

Our officers, directors and senior advisors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could impact our ability to consummate a business combination.

        Our officers, directors and senior advisors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full-time employees, other than those employed merely in an administrative capacity, prior to the consummation of a business combination. All of our executive officers may be engaged in other business endeavors and are not obligated to contribute any specific number of hours to our affairs. If our executive officers' other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could impact our ability to consummate a business combination.

Some of our officers, directors and senior advisors are currently affiliated with entities which may have existing or potential interests in our target industry engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicting fiduciary duties in determining to which entity a particular business opportunity should be presented.

        Certain of our officers, directors and senior advisors are currently affiliated with other entities that may have existing or potential interests in our target industry following a business combination. Due to these existing affiliations, they may have conflicting fiduciary obligations with regard to presenting certain potential business opportunities to those entities that may be of interest to us. Our officers, directors and senior advisors may in the future become affiliated with other entities, including other "blank check" companies, engaged in business activities similar to those we intend to conduct.

        A discussion of management's pre-existing fiduciary obligations to certain entities where members of management serve as directors see the section entitled "Management" below.

We may seek a business combination with a target business with which one or more of our existing officers, directors and senior advisors may be affiliated.

        Our existing officers, directors and senior advisors are not currently aware of any specific opportunities to consummate a business combination with any entities with which they are affiliated, whether by virtue of the sale of assets, spin-off, divestiture or otherwise, and there have been no preliminary discussions or indications of interest with any such entity or entities. Although we will not be specifically focusing on, or targeting any, transaction with any affiliated entities, we would consider such a transaction if any such opportunity were presented to us, without first seeking to consummate a business combination with a non-affiliated entity, although we are unaware of any such actual or potential transaction as of the date of this prospectus. If, after the offering, we become aware of and pursue an opportunity to seek a business combination with a target business with which one or more of our existing officers, directors or senior advisors may be affiliated, conflicts of interest could arise in connection with negotiating the terms of and completing the business combination. Accordingly, such officers, directors and senior advisors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which may have an adverse effect on our ability to consummate a business combination. Management intends to comply with the requirements of Delaware Law with respect to any such transaction. In order to minimize these potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with our principal stockholder, officers, directors or senior advisors unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

        For a discussion of our management's business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled "Management—Directors and Executive Officers" and "Management—Conflicts of Interest." We cannot assure you that these conflicts will be resolved in our favor.

If we seek to effect a business combination with an entity that is directly or indirectly affiliated with our existing stockholders, conflicts of interest could arise.

        Our existing stockholders, including our officers, directors and senior advisors, may in the future have affiliations with companies in the information services industry. If we were to seek a business combination with a target business with which one of our existing stockholders may be affiliated, conflicts of interest could arise in connection with negotiating the terms of and completing the business combination. Conflicts that may arise may not be resolved in our favor. For a discussion of our management's business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled "Management—Directors and Executive Officers" and "Management—Conflicts of Interest."

All of our officers, directors and senior advisors beneficially own shares of, and warrants to purchase, our common stock which will not participate in liquidation distributions, and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

        All of our officers, directors and senior advisors own stock and warrants in our company, either directly or indirectly, but have waived their right to receive distributions upon our liquidation as part of our plan of dissolution and distribution. The shares and warrants owned by our officers, directors and senior advisors will be worthless if we do not consummate a business combination. The personal and financial interests of our officers, directors and senior advisors may influence their motivation in identifying and selecting a target business and in timely completing a business combination. Consequently, our officers', directors' and senior advisors' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our public stockholders' best interest.

It is probable that we will be able to complete only one business combination, which will cause us to be solely dependent on a single business and a limited number of products or services.

        The net proceeds from this offering and the private placement will provide us with approximately $221,650,000 (net of the $7,250,000 deferred underwriting discount payable upon consummation of a business combination), which we may use to complete a business combination. Our initial business combination must have a fair market value of at least 80% of our net assets at the time of such acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities). Consequently, it is probable that we will have the ability to complete only a single business combination. Accordingly, the prospects for our ability to effect our acquisition strategy may be:

  •
  solely dependent upon the performance of a single business, or

  •
  dependent upon the development or market acceptance of a single or limited number of products, processes or services.

        In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

        When we seek stockholder approval of any business combination, we will offer each public stockholder the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and if the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive the conversion price. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We will depend on interest earned on the trust account balance to fund a portion of our search for a target business or businesses and to complete our initial business combination.

        Of the net proceeds of this offering, $500,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital that we may need to identify one or more target businesses and to complete our initial business combination. While we are entitled to have released to us from the trust account for such purposes interest income, net of income taxes on such interest, of up to a maximum of $3,000,000, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to obtain additional funds from our initial stockholders or another source to continue operations, or we may be forced to liquidate. None of our officers, directors, senior advisors or stockholders is required to provide any financing to us.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or to abandon a particular business combination.

        Although we believe that the net proceeds of this offering and the private placement will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in the search for a target business, or because we become obligated to convert into cash a significant number of shares from converting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing is unavailable when needed to consummate a particular business combination, we will be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing may stall the development or growth of the target business. None of our officers, directors, senior advisors or principal stockholder is required to provide any financing to us.

Our existing stockholders control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

        Upon consummation of our offering, our existing stockholders, including our principal stockholder and all of our directors, officers and senior advisors will collectively own, directly or indirectly, 7,031,250 shares of common stock (after giving effect to our stock dividend and after giving effect to our repurchase of shares from Oenoke Partners, LLC assuming the underwriter's over-allotment option is not exercised) or approximately 20% of our issued and outstanding shares of common stock and warrants to purchase an additional 6,500,000 shares of common stock. As a result, at any annual or special meeting of stockholders that addresses any matter other than a business combination, our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our business combination.

Our existing stockholders paid an aggregate of $9,375, or $0.002 per unit consisting of one share of common stock and one warrant, for their units purchased prior to this offering and the private placement. We subsequently redeemed all of such warrants at a redemption price equal to $0.001 per warrant, or an aggregate redemption price equal to $4,687.50. In addition, our existing stockholders paid $703.13, or $0.001 per share of common stock, for 703,125 shares of common stock which are subject to redemption to the extent the underwriter's over-allotment option is not exercised. Also, a 1 for 2 stock dividend was effected on January 29, 2007. Accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

        The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders, including our principal stockholder and all of our officers, directors and senior advisors, acquired their shares at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 28.08% or $2.25 per share (the difference between the pro forma net tangible book value per share of $5.75, and the initial offering price of $8.00 per unit). See "Dilution" for additional information regarding the dilution that you will experience.

Our outstanding warrants and option may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

        In connection with this offering, as part of the units we will issue warrants to purchase 28,125,000 shares of common stock (or warrants to purchase 32,343,750 shares of our common stock if the underwriters' over-allotment option is exercised in full). We will also issue an option to purchase an aggregate of 1,406,250 units to the underwriters, which, if exercised on a cash basis, will result in the issuance of an additional 1,406,250 warrants and an additional 1,406,250 shares. Our existing stockholders will also own warrants to purchase an aggregate of 6,500,000 shares, which shares are issuable upon exercise of the warrants purchased in the private placement. To the extent that we desire to issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and the underwriters' purchase option could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and the underwriters' purchase option may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and this option are exercised, you will experience dilution in your holdings.

Holders of warrants will not be able to exercise their warrants in the event we are unable to maintain an effective registration statement with respect to the shares issuable upon exercise of the warrants.

        No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our reasonable best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we fail to register the shares of common stock underlying the warrants or have them qualified for an exemption under the securities laws of the state of residence of the holder of the warrants, holders of warrants will not be entitled to exercise the warrants and as a result, the warrants may be deprived of any value and the market for the warrants may be limited. We are not obligated to pay cash or other consideration to the holders of the warrants in such circumstance or under other circumstances and the warrants could become, and later expire, worthless.

        Because the warrants we will sell in the private placement will be issued pursuant to an exemption from the registration requirements under the federal securities laws, the holders of the warrants purchased in the private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of the warrants issued in the public offering is not current. As a result, the holders of the warrants purchased in the private placement will not have any restrictions with respect to the exercise of their warrants. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares issuable upon their exercise.

Holders of our unit purchase option will not be able to exercise their option or the warrants issuable upon exercise of such option in the event we are unable to maintain an effective registration statement with respect to the option, the units and the common stock issuable upon exercise of the option and the warrants.

        Holders of our unit purchase option will not be able to exercise this option or the warrants issuable upon exercise of such option in the event we are unable to maintain an effective registration statement with respect to the option, the units and the common stock issuable upon exercise of the option and the warrants. If we fail to register the option, the units and the common stock issuable upon exercise of the option and the warrants, holders of the option will not be entitled to exercise the option or the underlying warrants. We are not obligated to pay cash or other consideration to the holders of the option in such a circumstance or under any other circumstances and the option and the underlying warrants could become, and later expire, worthless.

If our existing stockholders and purchasers of the private placement warrants exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

        Our existing stockholders are entitled to require us to register the resale of their shares of common stock at any time after the date on which their shares are released from their lock-up. In addition, the holders of the private placement warrants can demand that we register those warrants and the shares of common stock underlying the warrants at anytime after such warrants become exercisable by their terms. If our existing stockholders and the holders of the private placement warrants exercise their registration rights with respect to all of their shares of common stock and warrants, then there will be an additional 7,031,250 shares of common stock (after giving effect to our stock dividend and after giving effect to our repurchase of shares from Oenoke Partners, LLC assuming the underwriter's over-allotment option is not exercised), and 6,500,000 warrants and/or up to 6,500,000 shares of common stock issued upon exercise of the warrants, that will be eligible for trading in the public market. The presence of this additional number of securities eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or may request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

        There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

The determination of the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

        Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

  •
  the history and prospects of companies whose principal business is the acquisition of other companies;

  •
  prior offerings of those companies;

  •
  our prospects for acquiring an operating business at attractive values;

  •
  our capital structure;

  •
  an assessment of our management and their experience in identifying operating companies;

  •
  general conditions of the securities markets at the time of the offering; and

  •
  other factors as were deemed relevant.

        However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results with which to compare them.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

        If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

  •
  restrictions on the nature of our investments; and

  •
  restrictions on the issuance of securities, which may make it difficult for us to complete a business combination.

        In addition, we may have imposed upon us burdensome requirements, including:

  •
  registration as an investment company;

  •
  adoption of a specific form of corporate structure; and

  •
  reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

        We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940, as amended. To this end, the proceeds held in trust may be invested by the trust agent only in "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity date of 180 days or less. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of (i) the consummation of our primary business objective, which is a business combination and (ii) absent a business combination, our dissolution and return of the funds held in this trust account to our public stockholders as part of our plan of dissolution and distribution. Notwithstanding our belief that we are not required to comply with the requirements of such act, in the event that the stockholders do not approve a plan of dissolution and distribution and the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with such act. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expenses for which we have not accounted.

Our existing stockholders will not be reimbursed for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not held in the trust account unless the business combination is consummated, and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders' best interest.

        Our existing stockholders, including all of our officers, directors and senior advisors, will not be reimbursed for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not held in the trust account unless the business combination is consummated. The financial interest of our officers, directors or senior advisors could influence their motivation in selecting a target business, and thus there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest.

The American Stock Exchange may delist our securities, which could limit investors' ability to make transactions in our securities and subject us to additional trading restrictions.

        We have applied to list our securities on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities, once listed, will continue to be listed on the American Stock Exchange. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at the time of our business combination. If the American Stock Exchange delists our securities from trading on its exchange, we could face significant consequences including:

  •
  reduced liquidity with respect to our securities;

  •
  a determination that our common stock is a "penny stock" which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

  •
  limited amount of news and analyst coverage for our company; and

  •
  a decreased ability to issue additional securities or obtain additional financing in the future.

Risks Associated with the Information Services Industry

        We intend to focus our search on target businesses in the information services industry. We believe that the following risks will apply to us following the completion of a business combination with a target business in the information services industry.

If, following a business combination, the products or services that we market or sell are not accepted by the public, our results of operations will be adversely affected.

        The information services industry is dependent on developing and marketing new products and services that respond to technological and competitive developments and changing client needs and tastes. We cannot assure you that the products and services of a target business with which we effect a business combination will gain market acceptance. Any significant delay or failure in developing new product and service offerings, could result in a loss of actual or potential market share and a decrease in revenues.

The information services industry is competitive and we may not be able to compete effectively which could adversely affect our revenues and profitability upon consummation of a business combination.

        The information services industry is rapidly evolving and competitive. Many of the competitors we will face upon consummation of a business combination may have significantly greater financial, technical, marketing and other resources than we do. In addition, the management of our competitors may have greater operating resources and experience in their respective industries. Some of these competitors may also offer a wider range of services than we can and have greater name recognition and a larger client base. These competitors may be able to respond more quickly and effectively to new or changing opportunities, technologies and client requirements. They may also be able to undertake more extensive promotional activities, offer more attractive terms to clients, and adopt more aggressive pricing policies. If we are unable to compete effectively following a business combination, our business, financial condition, results of operations and prospects could be materially adversely affected.

Changes in legislative, judicial, regulatory, cultural or consumer environments relating to consumer privacy or information collection and use may affect our ability to collect and use data.

        Privacy concerns could lead to the enactment of legislation or industry regulations, the issuance of judicial interpretations, or simply a change in customs that could place limitations on our ability to collect, maintain and use information about internet consumers following a business combination. Such limitations could result in a material increase in the cost of collecting some kinds of data or could prevent us from operating or distributing some of our products and services following a business combination. Failure to comply with the law and regulatory requirements may result criminal or civil liability. The occurrence of one or more of these events could materially harm our business, results of operation and financial condition following a business combination.

Industry consolidation could result in increased competition for the products and services we expect to provide following a business combination.

        The possibility of the consolidation or merger of companies which might combine forces to create a single-source provider of multiple services to the marketplace in which we expect to compete could result in increased competition for us. The dynamics of the marketplace could be significantly altered if some of the single-service providers were to combine with each other to provide a wider variety of services, which could adversely affect our target's business, financial position and operating results.

We may be unable to protect or enforce the intellectual property rights of any target businesses that we acquire.

        After completing a business combination, the procurement and protection of trademarks, copyrights, patents, domain names, trade dress, and trade secrets may be critical to our success. We will likely rely on a combination of copyright, trademark, trade secret laws and contractual restrictions to protect any proprietary technology and rights that we may acquire. Despite our efforts to protect that proprietary technology and those rights, we may not be able to prevent misappropriation of those proprietary rights or deter independent development of technologies that compete with the business we acquire. Our competitors may file patent applications or obtain patents and proprietary rights that block or compete with our patents. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. It is also possible that third parties may claim we have infringed their patent, trademark, copyright or other proprietary rights. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could have a material adverse effect on our competitive position and business. Depending on the target business or businesses that we acquire, it is likely that we will have to protect copyrights, trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location. With respect to certain proprietary rights, such as trademarks and copyrighted materials, of the target business or businesses that we will acquire, we expect that the target business or businesses will have entered into license agreements in the past and will continue to enter into such agreements in the future. These licensees may take actions that diminish the value of such target business or businesses' proprietary rights or cause harm to such target business or businesses' reputation.

If we are alleged to have infringed on the intellectual property or other rights of third parties, it could subject us to significant liability for damages and invalidation of our proprietary rights.

        If, following a business combination, third parties allege that we have infringed on their intellectual property rights, privacy rights or publicity rights or have defamed them, we could become a party to litigation. These claims and any resulting lawsuits could subject us to significant liability for damages and invalidation of our proprietary rights and restrict our ability to publish and distribute the infringing or defaming content.

Changes in technology may reduce the demand for the products or services we may offer following a business combination.

        The information services industry is affected by rapid and significant changes in technology. These changes may reduce the demand for certain existing products and services and technologies used in the industry or render them obsolete. We cannot assure you that the technologies used by or relied upon or produced by a target business with which we effect a business combination will not be subject to such reduction in demand or obsolescence. While we may attempt to adapt and apply the services provided by the target business to newer technologies, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful.

Since we may acquire a business that is located outside the United States, we may encounter risks specific to one or more countries in which we ultimately operate.

        If we acquire a business that has operations outside the United States, we will be exposed to risks that could negatively impact our future results of operations following a business combination. The additional risks to which we may be exposed in any such case include but are not limited to:

  •
  tariffs and trade barriers;

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  regulations related to customs and import/export matters;

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  tax issues, such as tax law changes and variations in tax laws as compared to the United States;

  •
  cultural and language differences;

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  an inadequate banking system;

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  foreign exchange controls;

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  restrictions on the repatriation of profits or payment of dividends;

  •
  crime, strikes, riots, civil disturbances, terrorist attacks and wars;

  •
  nationalization or expropriation of property;

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  law enforcement authorities and courts that are inexperienced in commercial matters; and

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  deterioration of political relations with the United States.

Foreign currency fluctuations could adversely affect our business and financial results.

        A target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

USE OF PROCEEDS

        We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over-Allotment Option	With Over-Allotment Option Exercised
Gross Proceeds
Gross Proceeds from units offered to the public	$225,000,000	$258,750,000
Gross proceeds from warrants offered in the private placement	6,500,000	6,500,000

Total gross proceeds	$231,500,000	$265,250,000

Offering Expenses(1)
Underwriting discount (3.78% of gross proceeds of the public offering; excludes deferred underwriting discount of 3.22% of gross proceeds)(2)	$8,500,000	$9,850,000
Legal fees and expenses	400,000	400,000
Printing and engraving expenses	125,000	125,000
Accounting fees and expenses	60,000	60,000
SEC registration fee	51,024	51,024
NASD filing fee	48,186	48,186
American Stock Exchange listing fee	70,000	70,000
Miscellaneous expenses	95,790	95,790

Total offering expenses	$9,350,000	$10,700,000

Proceeds after offering expenses	$222,150,000	$254,550,000

Net proceeds held in trust account(2)	$221,650,000	$254,050,000
Net proceeds not held in trust account	500,000	500,000

Use of Net Proceeds Not Held in Trust and Up to $3,000,000 of the Interest Earned on Our Trust Account (Net of Taxes Payable) That May Be Released to Us to Cover Our Operating Expenses	Amount	Percent of Net Proceeds Not in Trust Account
Legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with a business combination	$1,200,000	34.3%
Legal and accounting fees relating to SEC reporting obligations	80,000	2.3
Rent for office space(3)	280,872	8.0
Working capital to cover miscellaneous expenses, D&O insurance, potential deposits, down payments or funding of a "no shop" provision in connection with a business combination and reserves including for costs of dissolution and liquidation, if necessary	1,939,128	55.4

Total(4)	$3,500,000	100.0%

(1)
A portion of the offering expenses have been paid, or will be paid, from funds we received in the form of loans in an aggregate amount equal to $250,000 from Oenoke Partners, LLC, as described below. These loans will be repaid by us out of the proceeds of this offering not being placed in the trust account upon consummation of this offering. Interest accrued and unpaid on the loans through November 30, 2006 is approximately $2,917.

(2)
The underwriters have agreed to defer $7,250,000 of their underwriting discount (or $8,262,500 if the over-allotment option is exercised in full), which equals 3.22% of the gross proceeds of this offering (or 3.19% if the underwriters' over-allotment option is exercised in full), until consummation of a business combination. Upon consummation of a business combination such deferred discount will be released to the underwriters and any public stockholders exercising their conversion rights out of the proceeds of this offering held in the trust account. The underwriters will not be entitled to any interest accrued on the deferred discount.

(3)
Assumes a monthly base rent of $10,203 for first year of lease beginning on October 1, 2006 and ending on September 30, 2007, as well as the exercise by our company of its option to extend this lease for two additional six-month periods, during which renewal periods our company's monthly base rent would be $13,203.

(4)
The maximum amount of proceeds not held in the trust account will remain constant at $500,000 even if the over-allotment is exercised. We currently estimate that we would require approximately $50,000 to $75,000 to implement our stockholder approved plan of dissolution and distribution in the event we do not consummate a business combination. To the extent such funds are not available, Oenoke Partners, LLC has agreed to advance us the necessary funds and has agreed not to seek repayment for such expenses, though it has not taken a reserve for this possibility and there can be no assurance that it will be able to meet its obligations under this agreement.

        We will place $221,650,000, or $254,050,000 if the underwriters' over-allotment option is exercised in full, of the net proceeds of this offering and the private placement in a trust account at Deutsche Bank Trust Company Americas maintained by Continental Stock Transfer & Trust Company, as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination and our liquidation. We expect to use $7,250,000 of proceeds held in the trust account to pay the deferred underwriting discount (or $8,262,500 if the over-allotment option is exercised in full), up to $3,000,000 of the interest earned on the trust account (net of taxes payable on such interest), plus $500,000 not held in the trust account to cover our operating expenses and the remaining proceeds held in the trust account as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, including the payment of any finders' fees or other similar costs or expenses as well as the expenses of identifying and evaluating such target business, the selection of such target business, and structuring, negotiating and consummating the business combination, or for any such other purpose, as may be determined by our board of directors at that time.

        We expect that due diligence of prospective target businesses will be performed by some or all of our officers, directors or senior advisors and may include engaging market research firms and/or third party consultants. Such market research firms and/or third party consultants will be paid out of the funds allocated for due diligence. Our officers, directors and senior advisors will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed from the funds allocated for due diligence investigation for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities attendant to consummating a business transaction. To the extent funds not held in the trust account and up to $3,000,000 of interest income released to us from the trust account are insufficient to reimburse management for out-of-pocket expenses, the obligation to repay advances by management may be assumed by the resulting entity following, and subject to, the consummation of a business combination.

        Our principal stockholder, Oenoke Partners, LLC, which is an affiliate of our officers, has advanced to us, pursuant to two separate loans, a total of $250,000, which was used to pay a portion of the expenses of this offering. The first loan, for $100,000, bears interest at a rate of 5% per annum, compounded semiannually, and is due on the earlier of August 1, 2007 and the consummation of this offering. The second loan, for $150,000, also bears interest at a rate of 5% per annum, compounded semiannually, and is due on the earlier of October 3, 2007 and the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in the trust account.

        We may use a portion of the working capital, including any interest released to us from the trust account, to make a deposit, down payment or fund a "no-shop" provision with respect to a particular proposed business combination, although we do not have any current intention to do so. The amount that would be used as a down payment or lock-up payment would be determined based on the terms of the specific business combination. If we are ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we would have less funds available to us to conduct due diligence and pay other expenses related to finding another suitable business combination and might be unable to complete a business combination without borrowing funds. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. We do not anticipate paying finders' fees or other similar payments prior to the consummation of a business combination and any such payments would be made only in connection with the consummation of the business combination.

        Under the tabular disclosure of "Use of Net Proceeds Not Held in Trust, and Up to $3,000,000 of the Interest Earned on Our Trust Account (Net of Taxes Payable) That May Be Released to Us to Cover Our Operating Expenses" we have included estimates of the amount of expenses that we are likely to incur in connection with: (1) legal, accounting and other expenses incurred in connection with a business combination; (2) legal and accounting fees relating to SEC reporting obligations and (3) rent for office space. As the amounts are estimates, our board may determine that it is advisable that the amount of "working capital to cover miscellaneous expenses, D&O insurance, potential deposits, down payments or funding of a 'no-shop' provision in connection with a business combination and reserves including for costs of dissolution and liquidation, if necessary," as provided for under the tabular disclosure of "Use of Net Proceeds Not Held in Trust, and Up to $3,000,000 of the Interest Earned on Our Trust Account (Net of Taxes Payable) That May Be Released to Us to Cover Our Operating Expenses" may be increased or decreased to the extent that the actual amount of legal, accounting and other expenses and rent for office space described above differs from the estimated amounts that are provided for in the table.

        To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business or to acquire other businesses.

        The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States "government securities," within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less so that we are not deemed to be an investment company under the Investment Company Act. Interest income, net of taxes payable with respect to such interest, of up to $3,000,000 on the trust account balance is releasable to us from the trust account to fund a portion of our working capital and other requirements. Following completion of this offering, we believe the funds available to us from outside the trust account, together with interest income (net of taxes on such income) of up to $3,000,000 on the balance of the trust account to be released to us for working capital and other requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming a business combination is not completed during that time. However, there is no assurance that the net proceeds not held in trust will be sufficient to cover the expenses attendant to consummating a business combination.

        No compensation of any kind (including finder's and consulting fees) will be paid by us, Oenoke Partners, LLC or any of our respective affiliates to any of our officers, directors or senior advisors or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our officers, directors, senior advisors and affiliates will be reimbursed for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. To the extent that such expenses exceed the available proceeds not deposited in the trust account or released to us from the trust account described above, we would not reimburse such out-of-pocket expenses unless we consummate a business combination. It is possible that certain of our officers, directors or senior advisors may be employed or retained by a target business after the business combination in some capacity. However, since the role of any of those individuals after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

        A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation of our trust account as part of our plan of dissolution and distribution or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which such public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

        At November 30, 2006, our net tangible book value was a deficiency of $666,726, or approximately $0.10 per share of common stock. After giving effect to the private placement and this offering's sale of 28,125,000 shares of common stock included in the units, and the deduction of underwriting discount and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 5,624,999 shares of common stock which may be converted into cash) at November 30, 2006 would have been $169,903,282, or $5.75 per share, representing an immediate increase in net tangible book value of $5.85 per share to the existing stockholders and an immediate dilution of $2.25 per share, or 28.08%, to new investors not exercising their conversion rights.

        For purposes of presentation, our pro forma net tangible book value after this offering is $44,329,992 less than it otherwise would have been because, if we effect a business combination, the conversion rights of the public stockholders may result in the conversion into cash of up to 5,624,999 (approximately 19.99%) of the aggregate number of the shares of common stock sold in this offering at a per share conversion price equal to the amount in the trust account, plus the amount of the deferred underwriting discount, net of income taxes payable on the interest income on the trust account, calculated as of two business days prior to the actual consummation of the proposed business combination, divided by the number of shares sold in this offering.

        In addition, investors in this offering may be subject to additional dilution in the event that any holders of warrants (including warrants purchased in the private placement) exercise their warrants in exchange for shares of common stock.

        The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$(0.10)
Increase attributable to new investors	5.85

Pro forma net tangible book value after this offering		5.75

Dilution to new investors		$2.25

        The following table sets forth information with respect to our existing stockholders, the purchaser of units in the private placement that will occur prior to the completion of this offering, and the new investors:

	Shares Purchased		Total Consideration
					Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders(1)	7,031,250	20%	$4,688.002%		$0.001
New investors	28,125,000	80%	225,000,000	99.998	$8.000

Total	35,156,250	100%	$225,004,688	100%

        The pro forma net tangible book value after this offering is calculated as follows:

Numerator:
Net tangible book value before this offering and the private placement	$(666,726)
Net proceeds from the private placement	6,500,000
Net proceeds from the public offering	215,650,000
Less: Deferred underwriter's fee paid upon consummation of a business combination	(7,250,000)
Less: proceeds held in trust subject to conversion to cash ($7.88 × 5,624,999 shares)	(44,329,992)

$169,903,282

Denominator:
Shares of common stock outstanding prior to this offering(1)	7,031,250
Shares of common stock included in the units offered	28,125,000
Less: shares subject to conversion	(5,624,999)

29,531,251

(1)
After giving effect to our stock dividend and after giving effect to our repurchase of 1,054,687 shares (after giving effect to our stock dividend) from Oenoke Partners, LLC, assuming the underwriter's over-allotment option is not exercised.

CAPITALIZATION

        The following table sets forth our capitalization at November 30, 2006 and as adjusted to give effect to the private placement, the sale of our units in this offering and the application of the estimated net proceeds derived from the sale of our warrants in the private placement and the sale of warrants and units in this offering:

	November 30, 2006
	Actual	As Adjusted
Notes payable to our principal stockholder	$250,000	$—
Underwriter Fee Payable	—	7,250,000
Common stock, $0.001 par value, 0 and 5,624,999 shares that are subject to possible conversion at conversion value	—	44,329,992
Stockholders' equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; 7,031,250 shares issued and outstanding, actual; 35,156,250 shares issued and outstanding (excluding 5,624,999 (approximately 19.99%) shares subject to possible conversion), as adjusted	7,031	29,531
Additional paid-in capital	(2,343)	169,901,358
Deficit accumulated during the development stage	(27,607)	(27,607)

Total stockholders' equity (deficit)	$(22,919)	$169,903,282

Total capitalization	$227,081	$221,483,274

        If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 5,624,999 (approximately 19.99%) of the aggregate number of shares sold in this offering at a per share conversion price equal to the amount in the trust account, plus the amount of the deferred underwriting discount, net of (1) income taxes payable on the interest income on the trust account and (2) up to $3,000,000 of interest income on the trust account balance, net of income taxes payable on this amount, released to us to fund working capital requirements, each calculated as of two business days prior to the actual consummation of the proposed business combination, divided by the number of shares sold in this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        We were formed on July 20, 2006, for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition or other similar business combination with one or more domestic or international operating businesses. We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

        We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through offerings of our equity securities.

        We estimate that the net proceeds from this offering and the private placement, after deducting offering expenses of approximately $9,350,000 (or $10,700,000 if the underwriters' over-allotment option is exercised in full), including underwriting discount (other than the deferred underwriters' discount of $7,250,000, or $8,262,500 if the underwriters' over-allotment option is exercised in full), will be approximately $222,150,000, or $254,550,000 if the underwriters' over-allotment option is exercised in full. Of this amount, $221,650,000, or $254,050,000 if the underwriters' over-allotment option is exercised in full, will be held in the trust account and the remaining $500,000 will not be held in the trust account. We expect to use $7,250,000, or $8,262,500 if the underwriters' over-allotment is exercised in full, of the remaining proceeds held in the trust account to pay the deferred underwriting discount and up to $3,000,000 of the interest earned on the trust account (net of taxes payable on such interest) to satisfy our operating expenses, and the remaining proceeds held in the trust account to acquire a target business, including the payment of any finders' fee or other similar payments, as well as the expenses of identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business, to acquire other businesses or for any such other purposes as may be determined by our board of directors at the time. We believe that, upon consummation of this offering, the funds available to us outside of the trust account, together with interest income (net of taxes) of up to $3,000,000 on the balance of the trust account releasable to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate paying approximately (1) $1,200,000 for legal, accounting, due diligence and other expenses related to a business combination, (2) $80,000 for legal and accounting fees relating to our SEC reporting obligations, (3) $280,872 for rent for office space and (4) $1,939,128 for miscellaneous expenses and reserves including the cost of dissolution and reserves, if any, which we currently estimate to be approximately $50,000 to $75,000.

        In the event the underwriters purchase option is exercised on a cash basis, the effect such exercise would have on our financial condition and results of operation would be an increase in the amount of available cash we would have immediately following such exercise.

        Based upon the foregoing projections, we do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us although we have not entered into any such arrangement and have no current intention of doing so. We would only consummate such a financing simultaneously with the consummation of a business combination.

        On August 2, 2006, our principal stockholder, Oenoke Partners, LLC, which is an affiliate of our officers, advanced to us a total of $100,000, which was used to pay a portion of the expenses of this offering. The loan bears interest at a rate of 5% per annum, compounded semiannually, and is due on the earlier of August 1, 2007 and the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in the trust account.

        On October 3, 2006, our principal stockholder, Oenoke Partners, LLC, which is an affiliate of our officers, made a second advance to us for a total of $150,000, which was used to pay a portion of the expenses of this offering. This second loan also bears interest at a rate of 5% per annum, compounded semiannually, and is due on the earlier of October 3, 2007 and the consummation of this offering. This loan will be repaid out of the proceeds of this offering not being placed in the trust account.

        We have agreed to sell to the underwriters, for $100, an option to purchase up an aggregate of 1,406,250 units. The exercise price for the units issuable upon exercise of the underwriters' unit purchase option was determined through negotiations between us and the underwriters. Following such negotiations, we agreed that the exercise price of the units underlying the unit purchase option should reflect a twenty percent premium over the price of the units issued in the initial public offering. We will account for this purchase option as a cost of raising capital. We have estimated, based upon a Black-Scholes option pricing model, that the fair value of the purchase option on the date of grant is approximately $5.0 million, using an expected life of 4 years, volatility of 58.8%, and a risk-free rate of 4.87%. However, because our units do not have a trading history, the volatility is based on assumptions by management.

PROPOSED BUSINESS

Overview

        We are a blank check company organized under the laws of the State of Delaware on July 20, 2006. We were formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more domestic or international operating businesses. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on the information services industry, including business, media, marketing and consumer information opportunities. These opportunities may be in major industry segments such as consumer products, retail, financial services, media, marketing, healthcare, government and technology. We intend to identify acquisition opportunities where we can apply management's experience within these segments to enhance the value of the acquired company's product and service offerings.

        Although we intend to focus on identifying acquisition candidates in the information services industry and we will not initially actively seek to identify acquisition candidates in other industries, in the event that an opportunity is presented to us in another industry, we may consider pursuing that opportunity if we conclude that it represents an attractive investment opportunity. In addition, if we are unable to identify an acquisition candidate which we deem to be attractive in the information services industry after having expended a reasonable amount of time and effort to identify such a candidate, we may then decide to more actively seek opportunities in other industries. At present, we are not able to ascertain (i) what opportunities, if any, in industries outside of the target industry may be presented to us, (ii) how much time and effort we may expend prior to determining that we may not be able to identify favorable investment opportunities in the information services industry or (iii) which other industries we may choose to examine with the objective of identifying a favorable investment opportunity. In the event we elect to pursue an investment outside of the target industry, we expect that our management, in conjuction with our board of directors and senior advisors, will engage in discussions to identify, based upon their respective familiarity with the business climate in general and specific industries in particular, one or more other industries which are likely to include a significant number of companies which would be suitable acquisition candidates. Once having identified such industry or industries, we would make known our interest in those industries to investment bankers and others who we believe may be able to identify companies in such industry or industries that may be candidates for a transaction.

        We do not currently have any specific operating businesses under consideration. We have not identified or been provided with the identity of, or had any direct or indirect contact with potential targets, including businesses associated with VNU. Further, we have not analyzed whether we might be interested in pursuing the acquisition of any VNU business units if such business units are offered for sale in the future. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so following the offering. To date, our efforts have been limited to organizational activities and activities related to this offering.

        Our management has extensive experience with global operations, mergers and acquisitions and acquisition integration, as well as financial and legal expertise with leading firms in the information services industry. Our Chairman and CEO, Michael Connors, most recently served as Chairman and CEO of VNU's Media Measurement and Information (MMI) Group. VNU is a leading global information and media company. In 2001, Mr. Connors was instrumental in creating the MMI Group, which comprises VNU's media information, entertainment, software and internet businesses, including Nielsen Media Research, Nielsen

Entertainment and NetRatings. In addition to leading the MMI Group, Mr. Connors served as chairman of VNU World Directories, which included VNU's Yellow Pages and directory businesses operating in seven countries. Mr. Connors also served as a member of the VNU Executive Board. Prior to joining VNU, Mr. Connors was Vice Chairman of ACNielsen Corporation, one of the world's largest marketing information services companies, where he helped lead the turnaround of ACNielsen into a profitable company. During his leadership, ACNielsen's equity value grew from $893 million, its market capitalization immediately following its spinoff in November, 1996 from The Dun & Bradstreet Corporation (D&B), to $2.3 billion, its sale price to VNU in February, 2001. After the acquisition of ACNielsen by VNU in 2001, Mr. Connors led the successful integration of ACNielsen into VNU. Prior to that, as Senior Vice President of D&B, Mr. Connors played a key role in the breakup of D&B into three separate publicly traded companies. Prior to its breakup, D&B owned, among others, the following companies in the information services industry: Moody's Investors Service, Inc., R.H. Donnelley, IMS Health, ACNielsen Corporation, Nielsen Media Research, D&B Credit Services and a majority stake in Gartner Group. At the time of its breakup, D&B was one of the largest data and information companies in the world.

        Frank Martell, our Executive Vice President, Chief Financial Officer and Treasurer, also has extensive experience in the information services industry. Until December 2006, Mr. Martell was the Chief Operating Officer of ACNielsen Corporation and Chief Executive Officer of ACNielsen Europe and Emerging Markets. He spent the previous 11 years with VNU, ACNielsen and D&B serving in a series of global financial and senior operating positions. Earl Doppelt, our Executive Vice President, General Counsel and Corporate Secretary, served as Executive Vice President and Chief Legal Officer of VNU, a leading global information and media company, until November 2006. He spent the previous 12 years with VNU, ACNielsen and D&B. Along with Mr. Connors, Mr. Doppelt was part of the executive team that led the turnaround of ACNielsen into a profitable company. Richard Gould, our Executive Vice President, was with Morgan Stanley until October 2006, where, during a 20-year career, he held several executive positions in capital markets, global sales management, marketing and new product innovation. Most recently, Mr. Gould served as co-head of Morgan Stanley's North America Equity Distribution as well as head of Global Derivatives Sales, Quantitative Research and the Global Pensions Group.

        No member of our management is subject to any non-compete clauses as a result of such member's prior employment which would limit our ability to pursue target businesses.

        We believe, based on our management's experience in the target industry, that the projected demand for products and services in the information services industry presents attractive opportunities for consolidation and growth. The information services industry encompasses companies which create, produce, deliver, distribute and/or market products and services including:

  •
  Market research, including research analytics, media measurement and related products and services;

  •
  Marketing services, including targeted, measurable campaign execution and related analytics;

  •
  Advisory services, including execution consulting, data management, technology implementation and analytics;

  •
  Data services, including data collection, data mining, data harmonization, data organization, data distribution, interpretation and reporting;

  •
  Products and services related to the creation or placement of any type of advertising or media;

  •
  Software to utilize, analyze, interpret and enhance market, business or consumer data;

  •
  Internet-based services, products and technology relating to the collection, aggregation, measurement, analysis and distribution of information; and

  •
  Content, including text, audio, video, images and any combinations thereof, in print, broadcast, online or other distribution vehicles or any combinations thereof.

        Although we may effect business combinations with companies operating in any industry we choose, (including companies operating outside of the target industry under the circumstances described above) we believe that there are numerous business opportunities in the industries on which we will be focused. However, we have not conducted any research with respect to identifying the number and characteristics of the potential business combination candidates within our targeted industry, or any industry, or the likelihood or probability of success of any proposed business combination. Accordingly, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms, or at all.

Industry Overview and Trends

        According to Veronis Suhler Stevenson ("VSS"), the Professional and Business Information Services market, including the marketing information services sector, was a $125 billion market in 2005. According to VSS, in 2005 the marketing information services sector was a $29 billion market encompassing market research firms, monitoring services, and organizations that provide tracking and measurement of usage, price and product trends. According to VSS, this sector grew at a compound annual rate of 7.3% from 2000 to 2005 and is projected to grow at a compound annual rate of approximately 7.9% through 2010. We intend to focus on business, media, marketing and consumer information opportunities within this sector.

        Management expects, based upon their experience in the target industry, strong growth in the information services industry as a result of several trends, including:

  •
  Shorter product life cycles require manufacturers to understand changing customer demand, minimize product development time, and appropriately deliver goods based upon current trends;

  •
  Increased product complexity has created a growing need to understand consumer reaction in real time;

  •
  Globalization of business and information creates demand from multi-national corporations to collect and analyze information on a much broader scale. Further, differences in international infrastructure and cultures require tailored and more sophisticated collection and diagnostic tools;

  •
  Advancement in digital technology, including the increasing accessibility of the internet has significantly increased the complexity and volume of information available to corporations. This presents an opportunity to provide better systems and enhanced analytics to effectively utilize this information. This has also increased the amount of investment required to efficiently collect, analyze and distribute data, content, information and analysis and the overall level of sophistication required to be a competitive provider of services;

  •
  Access to real-time data has changed decision making processes at the corporate level and increased competition for consumer spending. We expect that more corporations will choose to make larger investments in their global information and analytical practices over time.

        We believe that in this environment, our management team, senior advisors and board of directors will be able to leverage their extensive industry experience, knowledge and contacts to source and execute an acquisition.

Our Competitive Advantages

        We believe we possess several competitive advantages to source, evaluate and execute business combinations in our target industries, including the following:

        Global experience in the information services industry.    Our management brings extensive experience with global operations, mergers and acquisitions, acquisition integration, and financial experience with leading firms in the information services industry. Our Chairman and CEO, Michael Connors, was Vice Chairman of ACNielsen Corporation, where he helped lead the turnaround of ACNielsen into a profitable company. During his leadership, ACNielsen's equity value grew from $893 million, its market capitalization immediately following its spinoff in November, 1996 from The Dun & Bradstreet Corporation (D&B), to $2.3 billion, its sale price to VNU in February, 2001. Mr. Connors led the successful integration of ACNielsen into VNU, becoming Chairman and CEO of VNU's Media Measurement & Information Group and a member of VNU's Executive Board. Our Executive Vice President, Chief Financial Officer and Treasurer, Frank Martell, and our Executive Vice President, General Counsel and Corporate Secretary, Earl Doppelt, also played major roles in the turnaround of ACNielsen Corporation and its successful integration into VNU.

        Extensive global contact and deal sourcing network.    Our management, senior advisors and board of directors have considerable contacts in the information services industry that will enable us to not only identify attractive business combination candidates, but also to recruit appropriate management once an acquisition has been completed.

        Operational and financial expertise.    Our management has extensive experience in operating, acquiring and integrating, and growing companies in our targeted industries. We believe this will enable us to enhance the value of our acquisitions by adding strategic vision, operational and financial discipline, technology implementation, new product development and other corporate development initiatives.

        Attractive market opportunities.    Although we have not yet identified any specific business combination candidates, we believe there are numerous candidates within the information services industry that present opportunities for acquisition and value enhancement by our management team. Further, we believe there will be incremental opportunities for our team to complement existing operations with add-on acquisitions and product development efforts.

Effecting a Business Combination

  General

        We were formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more domestic or international operating businesses. We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering as well as our existing cash, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes.

        Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws.

  We have not identified a target business

        To date, we have no specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf contacted, any potential target business. Subject to the limitation that our initial business combination must have a fair market value of at least 80% of our net assets at the time of the acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities), as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective business combination candidate. In addition, because there is no limitation on our ability to raise additional capital through equity placements or through loans, we may be able to acquire a company with a fair market value in an amount greater than 80% of our net assets at the time. We can also satisfy the requirement that the business combination have a fair market value at least equal to 80% of our net assets in an acquisition transaction where we acquire less than a 100% interest in the target business, provided that the fair market value of the interest in such business or businesses is at least equal to 80% of our net assets at the time such acquisition transaction is consummated.

  Sources of target business

        Although we have not yet identified any business combination candidates, we believe that there are numerous candidates available in our targeted sectors. We anticipate that target business candidates will be brought to our attention by various unaffiliated sources, including corporations with non-core assets they may desire to monetize, securities broker/dealers, investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community, who may present solicited or unsolicited proposals. Our existing stockholders, including all of our officers, directors and senior advisors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, and have no arrangements or understanding, preliminary or otherwise, with respect to such engagements, we may engage these firms or other individuals in the future, in which event we may pay a finder's fee or other compensation to be determined in arm's length negotiations. In no event will any of our existing officers, directors, senior advisors or any entity with which any of them is affiliated be paid by us, Oenoke Partners, LLC or any of our respective affiliates any finder's fee or other compensation, for services rendered to us prior to or in connection with the consummation of a business combination.

  Selection of a target business and structuring of a business combination

        We have not established any specific criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management will consider, among other factors, the following:

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  Financial condition and results of operations;

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  Experience of management and availability of additional personnel;

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  Growth and platform expansion potential;

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  Established businesses with potential for operational improvement and willingness to expand;

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  Involvement in a fragmented industry providing opportunity for additional acquisitions;

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  Underperforming divisions of larger organizations;

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  Capital requirements, barriers to entry, proprietary offerings, and competitive positioning; and

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  Costs associated with effecting the business combination.

        These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating all prospective target businesses, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us. We will also seek to have all prospective target businesses execute agreements with us waiving any right, title or claim to any monies held in the trust account.

        We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our stockholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

        The time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

  Fair market value of target business

        The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities), although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. We can also satisfy the requirement that the business combination have a fair market value at least equal to 80% of our net assets in an acquisition transaction where we acquire less than a 100% interest in the target business, provided that the fair market value of the interest in such business or businesses is at least equal to 80% of our net assets at the time such acquisition transaction is consummated. In order to consummate such an acquisition, we may issue a significant amount of debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of our debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangements and have no current intention of doing so. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

  Limited ability to evaluate the target business' management

        Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company.

  Opportunity for stockholder approval of business combination

        Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

        In connection with the vote required for any business combination, all of our existing stockholders, including our principal stockholder and all of our officers, directors and senior advisors, have agreed to vote the shares of common stock then owned by them in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights and vote against the business combination. Voting against the combination alone will not result in conversion of shares into the conversion price.

        Upon the completion of our business combination, unless required by Delaware law, the federal securities laws, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

  Conversion rights

        At the time we seek stockholder approval of any business combination, we will offer each public stockholder, other than our existing stockholders, the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The conversion rights do not apply to shares outstanding prior to this offering. The actual per-share conversion price will be equal to the amount in the trust account, including a pro rata share of the deferred underwriting discount and net of (1) income taxes payable on the interest income on the trust account and (2) up to $3,000,000 of interest income earned on the trust account balance, net of income taxes payable on this amount, released to us to fund working capital requirements, each calculated as of two business days prior to the consummation of the actual business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account or taxes payable on such interest, the initial per-share conversion price would be $7.88 or $0.12 less than the per unit offering price of $8.00. Because the initial per share conversion price is $7.88 per share (plus any interest net of taxes payable), which may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

        An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed as soon as reasonably practicable after completion of a business combination. Public stockholders who convert their stock into their portion of the trust account will have the right to exercise the warrants that they received as part of the units.

  Plan of dissolution and distribution if no business combination

        Pursuant to the terms of the trust agreement between us and Continental Stock Transfer & Trust Company, and only as part of any plan of dissolution and distribution in accordance with the applicable provisions of the DGCL if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will dissolve and liquidate and distribute only to our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest (net of taxes payable). If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our board must take such actions necessary to dissolve after the expiration of those time periods (assuming that there has been no business combination consummated), and furthermore, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. We view this obligation to dissolve and liquidate as an obligation to our stockholders and neither we nor our board of directors will take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us to survive for a longer period of time if it does not appear we will be able to consummate a business combination within the foregoing time periods. If we do not consummate a business combination, the funds held in our trust account may not be distributed except for payments which may be required to be made in respect of income tax obligations and except to our stockholders upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. As soon as reasonably practicable upon the approval by our stockholders of our plan of dissolution and distribution, we will liquidate our trust account to our public stockholders. Our existing stockholders have waived their rights to participate in any liquidation of our trust account in connection with our dissolution with respect to shares of common stock owned by them immediately prior to this offering and to vote their shares of common stock in favor of any plan of dissolution and distribution which we will submit to a vote of our stockholders. Upon the liquidation of our trust account as part of our dissolution, the underwriters have agreed to waive any right they may have to the $7,250,000 of deferred underwriting discount (or $8,262,500 if the over-allotment option is exercised in full) held in the trust account. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of dissolution, which we currently estimate to be approximately $50,000 to $75,000, from our remaining assets outside of the trust account or, if necessary, from funds of up to $3,000,000 available from interest income on the trust account. To the extent such funds are not available, Oenoke Partners, LLC has agreed to advance us the necessary funds and has agreed not to seek repayment of such expenses, though it has not taken a reserve for this possibility and there can be no assurance that it will be able to meet its obligations under this agreement.

        If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $7.88 or $0.12 less than the per unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than $7.88, plus interest (net of taxes payable, which taxes, if any, shall be paid from the trust account and net of any amounts that may have been released to us to pay our expenses), due to claims of creditors. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would analyze the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party's engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

        If we are unable to complete a business combination and are forced to liquidate, each of our executive officers has jointly and severally agreed to reimburse us for our debts to vendors for services rendered or products sold to us, or to any prospective target business, if we do not obtain a valid and enforceable waiver from that vendor or prospective target business of its rights or claims to the trust account and only to the extent necessary to ensure that such claims do not reduce the amount in the trust account. Based on the information provided to us in the director and officer questionnaires provided to us in connection with this offering as well as the representations as to their accredited investor status (as such term is defined in Regulation D), we currently believe that such persons are of substantial means and capable of funding their indemnity obligations, even though we have not asked them to reserve for such an eventuality. However, we cannot assure you that our executive officers will be able to satisfy those obligations. In addition, our executive officers have not agreed to reimburse us for any debts or obligations to vendors that do not represent service fees (and related disbursements) or product purchase prices but relate to a potential tort claim. We believe the likelihood of our executive officers having to indemnify the trust account is limited because we intend to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claims of any kind in or to monies held in the trust account.

        We also will have access to $500,000 in funds available outside the trust account and up to $3,000,000 available from the interest earned on the funds in the trust account with which to pay any such potential claims (including costs and expenses incurred in connection with our plan of dissolution and distribution currently estimated at approximately $50,000 to $75,000). In the event that the board recommends and our stockholders approve a plan of dissolution and distribution where it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by creditors.

        Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

        Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we will seek stockholder approval to liquidate our trust account to our public stockholders as soon as reasonably practicable as part of our plan of dissolution and distribution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the DGCL, requiring us to adopt a plan of dissolution and distribution that will provide for our payment or provision, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. All such claims (whether existing, pending or that may be potentially brought against us in the next 10 years) will be paid or provided for prior to any distribution of the funds held in the trust account to our stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims (whether existing, pending or that may be potentially brought against us within the subsequent 10 years) to arise would be from our vendors (such as accountants, lawyers, investment bankers or other advisors) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim (whether existing, pending or that may be potentially brought against us within the subsequent 10 years) of any kind in or to any monies held in the trust account. As a result of this, the claims (whether existing, pending or that may be potentially brought against us within the subsequent 10 years) that could be made against us are significantly limited and the likelihood that any claim (whether existing, pending or that may be potentially brought against us within the subsequent 10 years) that would result in any liability extending to the trust account is minimal.

        We currently believe that any plan of dissolution and distribution subsequent to the expiration of the 18 and 24 month deadlines would proceed in the following manner:

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  our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out the plan of dissolution and distribution as well as the board's recommendation of the plan;

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  upon such deadline, we would file our preliminary proxy statement with the SEC;

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  if the SEC does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and distribution; and

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  if the SEC does review the preliminary proxy statement, we currently estimate that we will receive such comments within approximately 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution.

Amended and Restated Certificate of Incorporation

        Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

  •
  upon consummation of this offering, a certain amount of the proceeds from this offering will be placed into the trust account, which funds may not be disbursed from the trust account to our stockholders except upon our liquidation or in the event a stockholder exercises the conversion right set forth below, provided that up to $3,000,000 of the interest earned on the trust account (net of taxes payable on this interest) may be released to us to cover a portion of our operating expenses;

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  prior to the consummation of our initial business combination, we will submit such business combination to our stockholders for approval;

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  we may consummate our initial business combination only if approved by a majority of the shares of common stock voted by the public stockholders and only if public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

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  if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account, including their pro rata portion of the deferred underwriting discount and all accrued interest (net of (1) income taxes payable on the interest income on the trust account and (2) up to $3,000,000 of interest income on the trust account balance, net of income taxes payable on this amount, released to us to fund working capital requirements);

  •
  if our initial business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus:

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  our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities; and

  •
  our board of directors will be required to adopt, within 15 days after the expiration of the allotted time periods, a resolution pursuant to Section 275(a) of the DGCL finding our dissolution advisable and provide notices to our stockholders as required by Section 275(a) as soon as reasonably practicable thereafter; and

  •
  our initial business combination must have a fair market value equal to at least 80% of our net assets at the time of such business combination (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities).

        Our amended and restated certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend the above-described provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders' implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions, including the requirement that the public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights in order for our initial business combination to be consummated, as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions, including by seeking to amend our certificate of incorporation to increase or decrease this threshold.

Competition for Target Businesses

        In identifying, evaluating, and selecting a target business for a business combination, we expect to encounter competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking acquisitions. Many of these individuals and entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target acquisitions that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target acquisitions will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing a target acquisition. Further, the following may not be viewed favorably by certain target acquisitions:

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  the requirement that we seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay the completion of a transaction;

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  the conversion of common stock held by our public stockholders into cash may reduce the resources available to us to fund an initial business combination;

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  our outstanding warrants, and the dilution they potentially represent, may not be viewed favorably by certain target businesses; and

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  the requirement to acquire assets or an operating business in a business combination that has a fair market value at least equal to 80% of our net assets at the time of the acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities) could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

        Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately held entities having a similar business objective as ours in acquiring a target acquisition with significant growth potential on favorable terms.

        If we succeed in effecting a business combination, there will be, in all likelihood, competition from competitors of the target acquisition. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

        We intend to maintain our executive offices at Four Stamford Plaza, 107 Elm St., Stamford, Connecticut 06902. We consider this office space to be adequate for our current operations. We currently pay rent in an amount equal to $10,203 per month pursuant to a lease agreement with CT–Four Stamford Plaza, LLC, an unaffiliated entity. We do not share our space at our executive offices.

Employees

        We have four officers, one of whom, Michael P. Connors, is also a member of our board of directors. None of our officers is obligated to devote any specific number of hours to our business and each intends to devote only as much time as he deems necessary to our business. We do not intend to have any full-time employees, other than those employed merely in an administrative capacity, prior to the consummation of a business combination. For a more complete discussion regarding our officers and their background, see the section below entitled "Management."

Periodic Reporting and Audited Financial Statements

        We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent accountants.

        We will not effect a business combination if audited financial statements complying with United States securities laws cannot be obtained for the target business because we will be required to provide those financial statements as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. Our management believes that the requirement of having available audited financial statements for the target business will not materially limit the pool of potential target businesses available for acquisition.

Legal Proceedings

        To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such. Robert J. Chrenc, one of our directors, served as a director of Symbol Technologies Inc. until January 2007. Mr. Chrenc, together with 10 other current and former officers and directors of that company, has been named as a defendant in several purported shareholder derivative lawsuits, as disclosed in Symbol's public filings. Among other things, the lawsuits allege that the defendants failed to cause Symbol to improve its internal controls.

Comparison to Offerings of Blank Check Companies

        The following table compares and contrasts the terms of our offering and the terms of an offering of a blank check company under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discount and underwriting expenses for the Rule 419 offering are the same as this offering. None of the terms of a Rule 419 offering will apply to this offering. The following table includes the proceeds from the private placement.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds
$221,650,000 (or $254,050,000 if the underwriters' over-allotment option is exercised in full) of the net offering and private placement proceeds, including the deferred underwriting discount, will be deposited into a trust account at Deutsche Bank Trust Company Americas maintained by Continental Stock Transfer & Trust Company, acting as trustee.
$188,325,000 (or $216,573,750 if the underwriters' over-allotment option is exercised in full) of the offering proceeds from the public offering would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds
The $221,650,000 (or $254,050,000 if the underwriters' over-allotment option is exercised in full) of net offering and private placement proceeds held in trust will be invested only in U.S. "government securities," within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having maturity of 180 days or less.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business
	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities).	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued
The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriters' over-allotment option and (2) its exercise in full, subject in either case to our having filed a Form 8-K with audited financial statements with the SEC and having issued a press release announcing when such separate trading will begin. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading on the American Stock Exchange and any stockholder may elect to trade the common stock or warrants separately or as a unit.
No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants
The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will give our stockholders the opportunity to vote on our initial business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus will have the right to convert his or her shares into the conversion price. However, a stockholder who does not follow these procedures or a stockholder who does not take any action will not be entitled to the return of any funds.
After an acquisition becomes probable and a post-effective amendment a containing information required by the SEC (including pro forma financial information) has been filed, a prospectus would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities would be issued.

Business combination deadline
	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to the prospective business combination was entered into prior to the end of the 18-month period. If a business combination does not occur within these time frames our purposes and powers will be limited to dissolving, liquidating and winding up.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds
Except with respect to interest income, net of income taxes on such interest, of up to $3,000,000 on the balance in the trust account released to us to fund working capital requirements, proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our dissolution and liquidation upon our failure to effect a business combination within the allotted time. While we intend, in the event of our dissolution and distribution, to distribute funds from our trust account to our public stockholders as soon as reasonably practicable pursuant to our stockholder- approved plan of dissolution and distribution, the actual time at which our public stockholders receive their funds will be longer than the five business days required under Rule 419.
The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination and the failure to effect a business combination within 18 months. In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within five business days of such date.

Interest earned on the trust account
Interest earned on the trust account, net of up to $3,000,000 which may have been released to us to fund our working capital requirements, may be disbursed for the purposes of paying taxes on interest earned. While we intend, in the event of our dissolution and liquidation, to distribute funds from our trust account to our public stockholders as soon as reasonably practicable pursuant to our stockholder approved plan of dissolution and distribution, the actual time at which our public stockholders receive their funds will be longer than the 5 business days under a Rule 419 offering.
Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the shareholders and would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

MANAGEMENT

Directors and Executive Officers

        Our current directors and executive officers are as follows:

Name	Age	Position
Michael P. Connors	51	Chairman of the Board and Chief Executive Officer
Frank Martell	47	Executive Vice President, Chief Financial Officer, and Treasurer
Earl H. Doppelt	53	Executive Vice President, General Counsel, and Corporate Secretary
Richard G. Gould	48	Executive Vice President
Robert J. Chrenc	62	Director
R. Glenn Hubbard	48	Director
Robert E. Weissman	66	Director

        Michael P. Connors has served as our Chairman of the Board and Chief Executive Officer since our inception. Mr. Connors also served as our Secretary and Treasurer from the date of our inception until December, 2006. Mr. Connors served as Chairman and CEO of VNU's Media Measurement and Information (MMI) Group from its creation in 2001 until his resignation in 2005. VNU is a leading global information and media company. Mr. Connors was instrumental in creating the MMI Group, which comprises VNU's media information, entertainment, software and internet businesses, including Nielsen Media Research, Nielsen Entertainment and NetRatings. In addition to leading the MMI Group, Mr. Connors served as chairman of VNU World Directories from 2003 to 2004, which included VNU's Yellow Pages and directory businesses operating in seven countries. Mr. Connors also served as a member of the VNU Executive Board. Prior to joining VNU, Mr. Connors was Vice Chairman of ACNielsen Corporation, one of the world's largest marketing information services companies, commencing November, 1996. Prior to that, as Senior Vice President of The Dun & Bradstreet Corporation (D&B), Mr. Connors played a key role in the breakup of D&B into three separate, publicly traded companies, including ACNielsen. Mr. Connors currently serves as a director of R.H. Donnelley Corporation and Eastman Chemical Company. In addition, Mr. Connors served until November 2005 as a member of the Board of Directors of NetRatings, Inc. Except as listed above, Mr. Connors has not been employed by or served as a director of any public company since leaving VNU.

        Frank Martell has served as our Executive Vice President, Chief Financial Officer and Treasurer since December, 2006. Until December 2006, Mr. Martell was the Chief Operating Officer of ACNielsen Corporation and Chief Executive Officer of ACNielsen Europe and Emerging Markets. He spent the previous 11 years with VNU, ACNielsen Corporation and The Dun & Bradstreet Corporation (D&B) serving in a series of global financial and senior operating positions. He joined D&B in 1995 as Head of Internal Audit, became Corporate Treasurer for ACNielsen worldwide after the spin-off from D&B in 1996 and held a series of executive positions residing in the U.S., Asia and Europe including Chief Financial Officer and President and CEO of ACNielsen Asia Pacific. Prior to joining D&B, Mr. Martell had a 15-year career at General Electric in financial management positions including GE corporate audit. Mr. Martell was involved with the Company at its inception, but did not serve in an executive capacity for the Company until he had terminated his employment with VNU.

        Earl H. Doppelt has served as our Executive Vice President, General Counsel and Corporate Secretary since December, 2006. Until November 2006, Mr. Doppelt served as Executive Vice President and Chief Legal Officer of VNU, a leading global information and media company. He spent the previous 12 years with VNU, ACNielsen Corporation and The Dun & Bradstreet Corporation (D&B). He joined D&B in 1994 as Senior Vice President and General Counsel and, in 1996, when D&B was broken up into three separate public companies, became Executive Vice President and General Counsel of ACNielsen. Mr. Doppelt was part of the executive team that led the turnaround of ACNielsen into a profitable company. When VNU acquired ACNielsen in 2001, Mr. Doppelt was named Executive Vice President and Chief Legal Officer of VNU. During his career at VNU, ACNielsen and D&B, Mr. Doppelt managed a number of complex M&A transactions including three ownership transitions from the break-up of D&B into three separate companies, the sale of ACNielsen to VNU and the sale of VNU to a private-equity consortium. Prior to joining D&B, Mr. Doppelt was Senior Vice President and Deputy General Counsel of Paramount Communications and earlier a litigator specializing in antitrust and securities matters for the law firm of Paul, Weiss, Rifkind, Wharton and Garrison. Mr. Doppelt was involved with the Company at its inception, but did not serve in an executive capacity for the Company until he had terminated his employment with VNU.

        Richard G. Gould has served as our Executive Vice President since December, 2006. Until October 2006, Mr. Gould was with Morgan Stanley where, during a 20-year career, he held several executive positions. His experience with Morgan Stanley included capital markets, global sales management, marketing and new product innovation. He initially joined Morgan Stanley's London office as a sales manager of European Equity Derivatives to start the firm's options, futures and portfolio trading businesses in Europe. He was promoted to Vice President in 1988; Principal in 1990; and Managing Director in 1992. Mr. Gould then moved to Tokyo in October 1992 where he was responsible for equity derivative sales for the Asian Region, subsequently becoming head of the Japanese Equity Division. He moved to Morgan Stanley's New York headquarters in January 1996,where he held executive positions including head of the Global Pensions Group, head of Quantitative Research, head of Global Derivative Sales and later served as co-head of North American equity distribution. Mr. Gould was involved with the Company at its inception, but did not serve in an executive capacity for the Company until he had terminated his employment with Morgan Stanley.

        Robert J. Chrenc has served as our Director since August, 2006. Mr. Chrenc served as Executive Vice President and Chief Financial Officer of ACNielsen Corporation, a leading provider of marketing information, from June 1996 to February 2001. Mr. Chrenc was promoted to Executive Vice President and Chief Administrative Officer in February 2001 and served in this capacity until his retirement in December 2001. Until January 2007 Mr. Chrenc served as a director of Symbol Technologies Inc., a leading provider of products and solutions that capture, move and manage information, and as non-executive Chairman of its Board of Directors.

        R. Glenn Hubbard has served as our Director since August, 2006. Dr. Hubbard has served as the Dean of Columbia University, Graduate School of Business since 2004. A Columbia faculty member since 1988, he is also the Russell L. Carson Professor of Finance and Economics in the Department of Economics and Graduate School of Business of Columbia University. Dr. Hubbard is a research associate at the National Bureau of Economic Research and is a visiting scholar and Director of the Tax Policy Program for the American Enterprise Institute. In addition, Dr. Hubbard was Chairman of the President's Council of Economic Advisers from 2001 to 2003. Dr. Hubbard currently serves as a director of ADP, Inc., Duke Realty Corporation and KKR Financial Corp.

        Robert E. Weissman has served as our Director since August, 2006. Mr. Weissman retired in January 2001 after nearly 30 years of experience as Chief Executive Officer for several public corporations. Most recently, Mr. Weissman was Chairman of the Board of Directors of

IMS Health Incorporated (IMS), a provider of information to the pharmaceutical and healthcare industries. He served as both Chairman and Chief Executive Officer of IMS until March 1999 and he continued to serve as Chairman until 2001. Prior to his position with IMS, Mr. Weissman was Chairman and Chief Executive Officer of Cognizant Corporation and prior to that, was Chairman and Chief Executive Officer of The Dun & Bradstreet Corporation (D&B) from 1994 to 1996. Prior to his election as Chairman and Chief Executive Officer of D&B, he held the position of President and Chief Operating Officer of that company since 1985. From 2001 to 2005, Mr. Weissman was active as Chairman of Shelburne Partners, a private investment company that works with emerging companies in the United States and Europe. In addition, Mr. Weissman currently serves as a director of Cognizant Technology Solutions Corporation, State Street Corporation and Pitney Bowes, Inc.

        Our board of directors has four directors and is divided into three classes with one class of directors being elected each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Robert J. Chrenc, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of R. Glenn Hubbard, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Michael P. Connors and Robert E. Weissman will expire at the third annual meeting. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a public company or a blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to identify and effect an acquisition, although we cannot assure you that they will, in fact, be able to do so.

Senior Advisors

        We also may consult, from time to time, with certain individuals who have experience in the information services industry, which we call our senior advisors, each of whom is also a stockholder of our company, who may assist us in our search for and evaluation of our target business and other matters relating to our operations.

        Francis B. Barker will serve as one of our Senior Advisors. Mr. Barker has led strategic and financial initiatives in the information, media, and communications industries for over 17 years, in roles including head of a corporation's M&A function, private equity investing, and investment banking. Most recently, he was Senior Vice President for Corporate Development and Strategy at Dex Media, Inc. In 2006, he led the management transaction team in the sale of Dex Media, at the time the largest publicly traded yellow pages company in the U.S., to R.H. Donnelley. Mr. Barker joined Dex Media in 2003 from The Carlyle Group, where he worked from 1999 to 2002. As Managing Director in Carlyle's Telecom and Media Group, he played a senior role in the acquisition of Dex Media from Qwest Communications in 2002, among other major investment transactions. Prior to joining The Carlyle Group, Barker spent nine years at Morgan Stanley leading major client relationships and transaction teams in publishing and information services; advertising; marketing services; education and training services; Internet content; broadband and cable communications; and TV and radio broadcasting.

        Barry Holt will serve as one of our Senior Advisors. Mr. Holt has more than 35 years experience in corporate communications. Mr. Holt was Corporate Vice President, Global Communications of Whirlpool Corporation from 2000 to 2004. Prior to joining Whirlpool, from

1996 to 2000 he was Senior Vice President, Global Communications of ACNielsen Corporation, one of the world's largest marketing information services companies. While with ACNielsen, Mr. Holt developed and executed a global communications strategy to support ACNielsen's spin-off from The Dun & Bradstreet Corporation and public listing on the New York Stock Exchange, including the introduction of complete external and investor communication. Earlier he was Vice President, Corporate Communications, Philip Morris Companies, and before that, he held senior public relations and public affairs positions with Pepsi-Cola International and Pepsi-Cola USA. Before joining Pepsi-Cola, Mr. Holt was Vice President/Client Services Manager at Burson-Marsteller, where he managed such accounts as Burger King, General Foods, M&M Mars and Gillette Safety Razor Division, among others. Mr. Holt has been a communications consultant since his retirement in 2004 to companies including the Publicis Group and Wellpoint Health Systems.

        Mr. Barker and Mr. Holt will provide merger and acquisition and investor relations advice to us. We expect them to play a role in identifying and analyzing potential acquisition candidates for us.

        The senior advisors are independent contractors and, as such, do not owe us any fiduciary duties with respect to the execution of their duties. No compensation of any kind, including finder's and consulting fees, will be paid by us, Oenoke Partners, LLC or any of our respective affiliates to any of our senior advisors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination.

Director Independence

        Our board of directors has determined that Mr. Weissman, Mr. Chrenc and Dr. Hubbard are "independent directors" as defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and as defined by the rules of the American Stock Exchange.

Audit Committee

        Our audit committee currently consists of Mr. Chrenc, as Chairman, Dr. Hubbard and Mr. Weissman.

        The audit committee reviews the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee also selects the firm that will serve as our independent registered public accounting firm, reviews and approves the scope of the annual audit, reviews and evaluates with the independent public accounting firm our annual audit and annual financial statements, reviews with management the status of internal accounting controls, evaluates problem areas having a potential financial impact on us that may be brought to the committee's attention by management, the independent registered public accounting firm or the board of directors, and evaluates all of our public financial reporting documents.

        We have agreed that our audit committee will review and approve all expense reimbursements made to our officers, directors or senior advisors and that any expense reimbursement payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

        In accordance with applicable federal securities laws and the rules of the American Stock Exchange, we have adopted an audit committee charter that incorporates these duties and responsibilities.

Financial Experts on Audit Committee

        The audit committee will at all times be composed exclusively of "independent directors" who are "financially literate" as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define "financially literate" as being able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

        In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication. The board of directors has determined that Mr. Chrenc satisfies the American Stock Exchange's definition of financial sophistication and also qualifies as an "audit committee financial expert," as defined under rules and regulations of the SEC.

Nominating Committee

        We have established a nominating committee of the board of directors. This committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee also supervises the board of directors' annual review of director independence and the board of directors' performance evaluations. In accordance with applicable federal securities laws and the rules of the American Stock Exchange, we have adopted a nominating committee charter that delineates these duties and responsibilities. The nominating committee consists of Dr. Hubbard, as chairman, Mr. Chrenc and Mr. Weissman, each of whom is an independent director under the American Stock Exchange listing standards.

Compensation Committee

        We have established a compensation committee of the board of directors. This committee is responsible for recommending the compensation of our executive officers. In accordance with applicable federal securities laws and the rules of the American Stock Exchange, we have adopted a compensation committee charter that describes the duties and responsibilities of the compensation committee. The compensation committee consists of Mr. Weissman, as chairman, Mr. Chrenc and Dr. Hubbard, each of whom is an independent director under the American Stock Exchange listing standards.

Guidelines for Selecting Director Nominees

        The guidelines for selecting nominees is set forth in the nominating committee charter and will generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person's education, experience and professional employment.

Code of Conduct and Ethics

        We have adopted a code of ethics that applies to our officers, directors and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange. We have filed copies of our code of ethics and committee charters as exhibits to the registration statement of which this prospectus is a part. You may review these documents by accessing our public filings at the SEC's web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Executive Compensation

        No compensation of any kind, including finder's and consulting fees, will be paid by us, Oenoke Partners, LLC or any of our respective affiliates to any of our officers, directors, senior advisors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, we will reimburse such persons for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, although they will not be reimbursed for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount not held in the trust account unless the business combination is consummated.

        Following an initial business combination and to the extent our current executive officers continue to be involved in management of our business, they will be entitled to receive such compensation as our Board of Directors may approve.

Conflicts of Interest

        Potential investors should be aware of the following potential conflicts of interest:

  •
  None of our officers, directors and senior advisors is required to commit his full time to our business and, accordingly, our officers, directors and senior advisors may have conflicts of interest in allocating management time among various business activities.

  •
  In the course of their other business activities, our officers, directors and senior advisors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a more complete description of our management's other affiliations, see "Management—Directors and Executive Officers."

  •
  Our officers, directors and senior advisors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us.

  •
  Since our officers, directors and senior advisors indirectly own shares of our common stock that will become transferable only if a business combination is completed and warrants that will expire worthless if a business combination is not consummated, our officers, directors and senior advisors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. Additionally they may enter into consulting or employment agreements with the company as part of a business combination.

  •
  The personal and financial interests of our officers, directors and senior advisors may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. These interests may include their equity interests in the company, reimbursements for expenses to the extent we have access to insufficient proceeds outside of the trust account for such reimbursement, and any interest in employment with potential target businesses.

  •
  Officers, directors and senior advisors will receive reimbursement for out-of-pocket expenses incident to the offering and identifying, investigating and implementing a suitable business combination.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

  •
  the corporation could financially undertake the opportunity;

  •
  the opportunity is within the corporation's line of business; and

  •
  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.

        In connection with the vote required for the initial business combination, our existing stockholders, including our principal stockholder and all of our officers, directors and senior advisors, have agreed to vote the shares of common stock then owned by them in accordance with the majority of the shares of our common stock voted by our public stockholders. In addition, they have agreed to waive their rights to conversion of their shares in connection with the vote on our initial business combination and to participate in any liquidation distribution, but only with respect to those shares of common stock acquired by them prior to this offering including shares underlying the warrants acquired in the private placement.

        To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with our principal stockholder, officers, directors or senior advisors unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of January 31, 2007 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering) and in the private placement, by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our executive officers and directors; and

  •
  all of our executive officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner(1)	Before Offering and Private Placement	After Offering and Private Placement	Before Offering and Private Placement	After Offering and Private Placement(2)
Michael P. Connors(3)	6,356,250	6,356,250	90.40%	18.08%
Frank Martell(4)	6,356,250	6,356,250	90.40%	18.08%
Earl H. Doppelt(4)	6,356,250	6,356,250	90.40%	18.08%
Richard G. Gould(4)	6,356,250	6,356,250	90.40%	18.08%
Robert J. Chrenc(5)	93,750	93,750	1.33%	*
R. Glenn Hubbard(5)	93,750	93,750	1.33%	*
Robert E. Weissman(5)	93,750	93,750	1.34%	*
Oenoke Partners, LLC(6)	6,356,250	6,356,250	90.40%	18.08%
All directors and executive officers as a group (4 individuals)(7)	6,637,500	6,637,500	94.40%	18.88%

*
Less than 1.0%.

(1)
The business address of each person or entity listed is c/o Information Services Group, Inc., Four Stamford Plaza, 107 Elm St., Stamford, CT 06902.

(2)
Assumes the sale of 28,125,000 units in this offering but not (a) the exercise of (i) the 28,125,000 warrants to purchase our common stock included in such units, or (ii) the underwriters' over-allotment option and, therefore, the repurchase by us of 1,054,687 shares (after giving effect to our stock dividend); or (b) the purchase by any beneficial owner in the offering or aftermarket.

(3)
These shares represent one hundred percent of our shares of common stock held by Oenoke Partners, LLC. The shareholder owns twenty-five percent of the outstanding membership interests in Oenoke Partners, LLC and has beneficial ownership of the remaining seventy-five percent of the outstanding membership interests by virtue of being the managing member of Oenoke Partners, LLC.

(4)
Michael Connors conveyed to each of Mr. Martell, Mr. Doppelt and Mr. Gould membership interests in Oenoke Partners, LLC representing twenty-five percent of the outstanding membership interests of Oenoke Partners, LLC on December 21, 2006. Mr. Martell, Mr. Doppelt and Mr. Gould each have beneficial ownership of the remaining seventy-five percent of outstanding membership interests by virtue of having approval rights with respect to a sale of all or substantially all of the assets of Oenoke Partners, LLC.

(5)
Oenoke Partners, LLC conveyed to each of Mr. Chrenc, Dr. Hubbard and Mr. Weissman 93,750 shares (after giving effect to our stock dividend) of common stock which it owned on December 21, 2006.

(6)
Oenoke Partners, LLC is the record owner of the shares of our common stock listed opposite its name in the above table. As described above in notes 3 and 4, Mr. Connors, Mr. Martell, Mr. Doppelt and Mr. Gould each beneficially own the shares of our common stock held by Oenoke Partners, LLC for the reasons set forth in such notes.

(7)
Before the offering and the private placement, our directors and executive officers as a group owned 94.40% of our outstanding shares of common stock. The remaining 5.60% of our outstanding shares of common stock are held beneficially and of record by our senior advisors and an individual who served as a leasing consultant for us. Oenoke Partners, LLC conveyed to Mr. Francis B. Barker, Barry Holt and such leasing consultant an aggregate of 393,750 shares (after giving effect to our stock dividend) of common stock which it owned on December 21, 2006.

        If the underwriters determine the size of the offering should be increased or decreased, a stock sale, stock dividend, stock combination or contribution back to capital, as applicable, would be effectuated in order to maintain our existing stockholders' ownership at a percentage of the number of shares to be sold in this offering.

        Oenoke Partners, LLC, our principal stockholder, has agreed to purchase from us an aggregate of 6,500,000 warrants at a price of $1.00 per warrant in a private placement prior to the completion of this offering. The warrants purchased in the private placement will be identical to those attached to the units sold in this offering, except that the private placement warrants will not be subject to redemption. Oenoke Partners, LLC has agreed that it will not sell or otherwise transfer such warrants until one year after we consummate a business combination.

        Immediately after the completion of this offering and the private placement, our existing stockholders, including our principal stockholder and all of our officers, directors and senior advisors, will beneficially own, collectively, directly or indirectly, 20% of the then issued and outstanding shares of our common stock (assuming they do not purchase any units in this offering and after giving effect to our repurchase of shares from Oenoke Partners, LLC, assuming the underwriters' over-allotment option is not exercised). As a result, our existing stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders other than approval of our initial business combination.

        We have rights to purchase up to 1,054,687 shares (after giving effect to our stock dividend) of common stock from Oenoke Partners, LLC in the event that the underwriters do not exercise all or a portion of their over-allotment option. We have agreed with the underwriters to exercise these rights if, and to the extent, the underwriters do not exercise all or a portion of their over-allotment option. This right is exercisable for the five-day period following the earlier to occur of the expiration or termination of the underwriters' option to purchase 4,218,750 additional units to cover over-allotments. If the underwriters exercise their over-allotment option in full, we will no longer have a right to purchase any shares of common stock from Oenoke Partners, LLC. The price for each share pursuant to this right is $0.001 per share, the price at which Oenoke Partners, LLC purchased its shares of common stock. In accordance with our agreement with the underwriters, we will exercise this right to purchase shares only in an amount sufficient to cause Oenoke Partners, LLC, together with our directors and senior advisors, to maintain control over shares acquired prior to this offering and prior to the private placement in an amount equal to 20% of our outstanding shares after giving effect to the offering and the exercise, if any, of the underwriters' over-allotment option, but not including the shares underlying the warrant sold in the private placement.

        All of the shares of our common stock outstanding prior to the date of this prospectus and the warrants purchased in the private placement will be subject to lock-up agreements restricting their sale or other transfer until the earliest of:

  •
  one year following the date of our initial business combination;

  •
  our liquidation; and

  •
  the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

        During the lock-up period, the holders of these warrants and units will not be able to sell or transfer their securities including the shares and warrants comprising the units except to their affiliated companies, spouses and children or trusts established for their benefit or to charitable organizations (all of whom will be subject to the identical lock-up and transfer restrictions), but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends after the initial acquisition, if declared. If dividends are declared and payable in shares of common stock after the initial acquisition, such dividends will also be subject to the lock-up restrictions. If we are unable to effect a business combination and liquidate, our existing stockholders will not receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

        The common stock and warrants comprising the units sold in this offering will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriters' over-allotment option and (2) its exercise in full, subject in either case to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants begin to trade separately until we have filed a Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

        Mr. Connors, Mr. Martell, Mr. Doppelt, Mr. Gould and Oenoke Partners, LLC may be deemed our "promoters," as defined under the Federal securities laws.

CERTAIN TRANSACTIONS

        On August 2, 2006, we issued 4,687,500 units, consisting of 4,687,500 shares of our common stock and 4,687,500 warrants to purchase a share of our common stock, to Oenoke Partners, LLC for an aggregate of $9,375 in cash, at an aggregate purchase price of $0.002 per unit. At such date, Mr. Connors was the beneficial owner of Oenoke Partners, LLC.

        On September 29, 2006, we redeemed the 4,687,500 warrants held by Oenoke Partners, LLC, for an aggregate redemption price of $4,687.50 in cash, or a redemption price of $0.001 per warrant.

        On December 21, 2006, we issued 703,125 shares of our common stock to Oenoke Partners, LLC for an aggregate of $703.125, at an aggregate purchase price of $0.001 per share. Such shares are redeemable by us to the extent the underwriter's over-allotment option is not exercised. At such date, Mr. Connors was the beneficial owner of Oenoke Partners, LLC. On December 21, 2006, following such issuance, Mr. Connors transferred to each of Mr. Martell, Mr. Doppelt and Mr. Gould membership interests representing 25% of the outstanding equity interests of Oenoke Partners, LLC.

        On December 21, 2006, Oenoke Partners, LLC conveyed to Robert J. Chrenc, Dr. R. Glenn Hubbard and Robert E. Weissman an aggregate of 187,500 shares of common stock.

        On December 21, 2006, Oenoke Partners, LLC conveyed to Francis B. Barker, Barry Holt and a leasing consultant an aggregate of 262,500 shares of common stock.

        On January 29, 2007, we effected a 1 for 2 stock dividend.

        The holders of the majority of these shares are entitled to make up to two demands that we register the resale of their shares and warrants and shares underlying the warrants. The holders of the majority of these shares may elect to exercise these registration rights at any time after completion of our initial business combination, subject to the transfer restrictions imposed by the lock-up agreements. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the completion of our initial business combination, subject to the transfer restrictions imposed by the lock-up agreements. We will bear the expenses incurred in connection with the filing of any such registration statements.

        As part of this offering, our friends, employees, officers, directors and senior advisors may purchase up to an aggregate of 937,500 units at the initial public offering price through a directed unit program. For a more complete discussion of the directed unit program, see the section below entitled "Underwriting."

        Our principal stockholder, Oenoke Partners, LLC, which is an affiliate of our officers, has advanced to us, pursuant to two separate loans, a total of $250,000, which was used to pay a portion of the expenses of this offering. The first loan, for $100,000, bears interest at a rate of 5% per annum, compounded semiannually, and is due on the earlier of August 1, 2007 and the consummation of this offering. The second loan, for $150,000, also bears interest at a rate of 5% per annum, compounded semiannually, and is due on the earlier of October 3, 2007 and the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in the trust account.

        We will reimburse our officers, directors, senior advisors and their respective affiliates for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying, investigating and implementing possible target businesses and business combinations, although they will not be reimbursed for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount not held in the trust account unless the business combination is consummated. There is no limit on the amount of such out-of-pocket expenses that are reimbursable by us, subject to review by our audit committee.

        Other than reimbursable out-of-pocket expenses payable to our officers, directors and senior advisors, no compensation or fees of any kind, including finders and consulting fees, will be paid by us, Oenoke Partners, LLC or any of our respective affiliates to any of our officers directors or senior advisors, or their affiliated entities prior to this offering, or to any of their respective affiliates, for services rendered to us prior to or with respect to the business combination.

DESCRIPTION OF SECURITIES

General

        We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, 7,031,250 shares (after giving effect to our stock dividend) of common stock are outstanding, held by Oenoke Partners, LLC, Robert J. Chrenc, Dr. R. Glenn Hubbard, Robert E. Weissman, Francis B. Barker, Barry Holt and a leasing consultant (after giving effect to our repurchase of shares from Oenoke Partners, LLC assuming the underwriter's over-allotment option is not exercised). No shares of preferred stock are currently outstanding.

Units

        Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $6.00. The common stock and warrants comprising the units sold in this offering will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriters' over-allotment option and (2) its exercise in full, subject in either case to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants begin to trade separately until we have filed a Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common Stock

        Common stockholders of record are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, our existing stockholders, including our principal stockholder and all of our officers, directors and senior advisors, have agreed to vote the shares of common stock then owned by them in accordance with the majority of the shares of our common stock voted by our public stockholders. Our existing stockholders will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

        We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and only if public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and then exercise their conversion rights discussed below. Voting against the business combination alone will not result in conversion of a stockholder's shares for the conversion price. Such stockholder must have also exercised its conversion rights.

        Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us.

        If we are forced to liquidate our trust account because we have not consummated a business combination within the required time periods, our public stockholders are entitled to share ratably in the funds then in the trust account, as part of any plan of dissolution and distribution, inclusive of any interest earned, and any net assets remaining available for distribution to them after payment of liabilities including taxes. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering or acquired in the private placement if we are forced to liquidate. Additionally, upon the liquidation of our trust account as a part of any plan of dissolution and distribution the underwriters have agreed to waive any right they may have to the $7,250,000 of deferred underwriting discount (or $8,262,500 if the over-allotment option is exercised in full) held in the trust account all of which shall be distributed to our public stockholders.

        Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to the conversion price if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes the issuance of 10,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

        As of the date of this prospectus, there are no warrants outstanding other than the warrants to be issued as part of the private placement. Each outstanding warrant and each warrant to be issued in this offering as part of a unit and in the private placement entitle the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

  •
  the completion of a business combination (or one year from the date of completion of a business combination with respect to the private placement warrants); and

  •
  one year from the date of this prospectus.

        The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

        The warrants underlying the units sold in this offering will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriters' over-allotment option or (2) its exercise in full, subject in either case to our having filed the Form 8 K described below and having issued a press release announcing when such separate trading will begin. In no event will the warrants begin to trade separately until we have filed a Form 8 K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option.

        We may call the warrants (including any warrants held by any of the underwriters as a result of their exercise of the underwriters unit purchase option), except for the warrants issued in the private placement, for redemption at any time after the warrants become exercisable:

  •
  in whole and not in part;

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  at a price of $0.01 per warrant;

  •
  upon not less than 30 days' prior written notice of redemption to each warrant holder; and

  •
  if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

        In the event that the common stock issuable upon exercise of the warrants has not been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants, we will not have the right to redeem the warrants.

        We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there is no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made.

        We may exercise this redemption right at our option with no requirement for the consent of the underwriters or any other person.

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our reasonable best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

        Because the warrants we will sell in the private placement will be issued pursuant to an exemption from the registration requirements under the federal securities laws, the holders of the warrants purchased in the private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of the warrants issued in the public offering is not current.

        No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

        Immediately prior to the completion of this offering, we will sell to Oenoke Partners, LLC, our principal stockholder, 6,500,000 warrants at a price of $1.00 per warrant, in a private placement. The warrants to be purchased in the private placement will be identical to those sold in this offering, except that the private placement warrants will not be subject to redemption and can be exercised on a cashless basis. However, Oenoke Partners, LLC has agreed that it will not sell or otherwise transfer the warrants until one year following the date we consummate a business combination. We have agreed to file a registration statement upon the request of our existing stockholders that will cover the resale of the warrants issued in the private placement and the shares of common stock that are issuable upon exercise of the warrants.

Underwriters' Unit Purchase Option

        We have agreed to sell to the underwriters, for $100, an option to purchase up to an aggregate total of 1,406,250 units at a per unit price of $9.60. The exercise price for the units issuable upon exercise of the underwriters' unit purchase option was determined through negotiations between us and the underwriters. Following such negotiations, we agreed that the exercise price of the units underlying the unit purchase option should reflect a twenty percent premium over the price of the units issued in the initial public offering. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering).

Dividends

        Except for the 1 for 2 stock dividend that was effected on January 29, 2007, we have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. Further, our ability to declare dividends may be limited by restrictive covenants if we incur any indebtedness.

Our Transfer Agent and Warrant Agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

        Immediately after this offering, we will have 35,156,250 shares of common stock outstanding (after giving effect to our stock dividend and after giving effect to our repurchase of shares from Oenoke Partners, LLC assuming the underwriter's over-allotment option is not exercised), or 40,429,687 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 28,125,000 shares sold in this offering, or 32,343,750 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 7,031,250 shares (after giving effect to our stock dividend and after giving effect to our repurchase of shares from Oenoke Partners, LLC assuming the underwriter's over-allotment option is not exercised) are restricted securities under Rule 144 because they were issued in private transactions not involving public offerings. None of those shares will be eligible for sale under Rule 144 prior to August 2, 2007. Notwithstanding this, none of those shares nor the warrants purchased in the private placement will be transferable for a period of one year from the date of the closing of our initial business combination and will only be released from such transfer restrictions prior to that date in connection with transfers (i) by gift to a member of an existing stockholder's immediate family or to a trust, the beneficiary of which is an existing stockholder or a member of an existing stockholder's immediate family, (ii) by virtue of the laws of descent and distribution upon death of any existing stockholder, or (iii) pursuant to a qualified domestic relations order, while in each case remaining subject to the lockup agreement, and will only be released prior to that date if we are forced to liquidate, in which case the shares will be cancelled, or if we were to consummate a transaction after the consummation of a business combination which results in all the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

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  1.0% of the number of shares of common stock then outstanding, which will equal 351,562 shares immediately after this offering (or 404,296 shares if the underwriters exercise their over-allotment option in full); and

  •
  if the common stock is listed on a national securities exchange or the Nasdaq Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

        The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as "underwriters" under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

        The holders of our 7,031,250 issued and outstanding shares prior to the completion of this offering (after giving effect to our stock dividend and after giving effect to our repurchase of shares from Oenoke Partners, LLC assuming the underwriter's over-allotment option is not exercised), including the investor in the private placement, are entitled to registration rights covering the resale of their shares and the resale of their warrants and shares acquired upon exercise of their warrants. The holders of the majority of these shares are entitled to make up to two demands that we register their shares, warrants and shares that they are entitled to acquire upon the exercise of warrants. The holders of the majority of these shares can elect to exercise these registration rights at any time after the consummation of our initial business combination, subject to the transfer restrictions imposed by the lock-up agreements. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these securities are released from the restrictions imposed by the lock-up agreements. We will bear the expenses incurred in connection with the filing of any such registration statements. Pursuant to the registration rights agreement, these stockholders waive any claims to monetary damages for any failure by us to comply with the requirements of the Registration Rights Agreement.

UNDERWRITING

        Deutsche Bank Securities Inc. is acting as bookrunning manager of this offering and is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter's name.

Underwriter	Number of Units
Deutsche Bank Securities Inc.	19,406,250
Morgan Joseph & Co. Inc.	5,906,250
Lazard Capital Markets LLC	2,812,500

Total	28,125,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to certain closing conditions, including the registration statement being effective, NASD approval of the underwriters' compensation and the delivery of legal opinions and an accountant's letter. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

        The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $0.18 per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $0.10 per unit on sales to other dealers.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 4,218,750 additional units at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to the underwriter's initial purchase commitment.

        We and our existing stockholders have agreed that with respect to the shares they owned prior to the completion of this offering and the warrants purchased in the private placement, for a period of one year from the date of the closing of the initial business combination, we and they will not dispose of or hedge any units, warrants or any other securities convertible into or exchangeable for our common stock, other than for transfers to their affiliated companies, spouses and children or trusts established for their benefit or to charitable organizations.

        Prior to this offering, there has been no public market for our units. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

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  the history and prospects of companies whose principal business is the acquisition of other companies;

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  prior offerings of those companies;

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  our prospects for acquiring an operating business at attractive values;

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  our capital structure;

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  an assessment of our management and their experience in identifying operating companies;

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  general conditions of the securities markets at the time of the offering; and

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  other factors as were deemed relevant.

        However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

        We cannot assure you that the prices at which the units will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our common stock, units or warrants will develop and continue after this offering.

        The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option.

	Paid by Information Services Group, Inc.
	No Exercise	Full Exercise
Per unit	$0.56	$0.56
Total	$15,750,000	$18,112,500

        The amounts paid by us in the table above include (1) $8,500,000 ($0.30 per unit) payable upon the closing of this offering ($9,850,000 if the over-allotment option is exercised in full), which equals 3.78% of the gross proceeds of this offering, and (2) $7,250,000 ($0.26 per unit) in deferred underwriting discount ($8,262,500 if the over-allotment option is exercised in full), which equals 3.22% of the gross proceeds of this offering (or 3.19% if the over-allotment option is exercised in full). The deferred underwriting discount will be placed in the trust account until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discount will be released to the underwriters and any public stockholders exercising their conversion rights out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, each underwriter has agreed that (1) on our liquidation as part of any plan of dissolution and distribution, it will forfeit any rights or claims to its deferred underwriting discount, including any accrued interest thereon, then in the trust account, and (2) the deferred underwriters' discount will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest. The maximum amount of expenses to be reimbursed by us to the underwriters will not exceed $150,000.

        We have agreed to sell to the underwriters for $100 an option to purchase up to a total of 1,406,250 units at a per unit price of $9.60. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering). We will account for this purchase option as a cost of raising capital. We have estimated, based upon a Black-Scholes option pricing model, that the fair value of the purchase option on the date of grant is approximately $5.0 million, using an expected life of 4 years, volatility of 58.8%, and a risk-free rate of 4.87%. However, because our units do not have a trading history, the volatility is based on assumptions by management.

        The option and the 1,406,250 units, the 1,406,250 shares of common stock and the 1,406,250 warrants underlying such units, and the 1,406,250 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders certain additional registration demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves.

        At our request, the underwriters have reserved up to 937,500 of the units for sale at the initial public offering price through a directed unit program to persons who are our friends, officers, directors or senior advisors. The number of units available for sale to the public will be reduced by the number of directed units purchased by participants in the program. Any directed units not purchased will be offered by the underwriters to the public on the same basis as all other units offered. We have agreed to indemnify the underwriters against certain liabilities and expenses, including liabilities under the Securities Act, in connection with the sale of the directed units.

        In connection with the offering, Deutsche Bank Securities Inc., on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of units made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

        The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Deutsche Bank Securities Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        The restricted period under Regulation M for this offering will have ended when all of the units have been distributed and after any over-allotment and stabilization arrangements and trading restrictions in connection with the offering have been terminated.

        A prospectus in electronic format may be made available by one or more of the underwriters. The representative may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. The representative will allocate shares to underwriters that may make internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a fee from Lazard Capital Markets LLC in connection therewith.

        In addition to an initial acceptance fee of $1,000 that is charged by Continental Stock Transfer & Trust Company, as trustee, we will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of our common stock, $2,400 for acting as warrant agent for our warrants and $1,800 for acting as escrow agent.

UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

        The following is a general discussion of material United States federal tax consequences of the acquisition, ownership, and disposition of our units, common stock, and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that holders will hold our securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not address all aspects of United States federal taxation that may be relevant to a particular investor in light of the investor's individual investment or tax circumstances. In addition, this discussion does not address (a) United States gift or estate tax laws except to the limited extent set forth below, (b) state, local or non-U.S. tax consequences, (c) the special tax rules that may apply to certain investors, including without limitation, banks, insurance companies, financial institutions, broker-dealers, taxpayers who have elected mark-to-market accounting, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or United States expatriates or former long-term residents of the United States, or (d) the special tax rules that may apply to an investor that acquires, holds, or disposes of our securities as part of a straddle, hedge, constructive sale, or conversion transaction or other integrated investment. Additionally, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our common stock or warrants through such entities.

        This discussion is based on current provisions of the Code, final, temporary and proposed United States Treasury Regulations, judicial opinions, and published positions of the Internal Revenue Service, or IRS, all as in effect on the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

        As used in this discussion, the term "U.S. person" means a person that is, for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person. As used in this prospectus, the term "U.S. holder" means a beneficial owner of our securities that is a U.S. person and the term "non-U.S. holder" means a beneficial owner of our securities (other than a partnership or other entity treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. person.

        The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and dispositions of units, common stock and warrants.

        This discussion is only a summary of material United States federal tax consequences of the acquisition, ownership and disposition of our securities. Investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the acquisition, ownership and disposition of our securities, including the effect of any state, local, non-U.S. or non-income tax laws and any applicable tax treaty.

General

        There is no authority addressing the treatment, for United States federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. Each unit should be treated for federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values.

        Our view of the characterization of the units described above and a holder's purchase price allocation are not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal tax purposes.

Tax Consequences of an Investment in our Common Stock

  Dividends and Distributions.

        If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder's adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under "—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock" below.

        Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, qualified dividends received by a non-corporate U.S. holder generally will be subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. There is substantial uncertainty, however, whether the conversion rights with respect to the common stock that are described above may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the capital gains tax rate, as the case may be.

        Dividends paid to a non-U.S. holder that are not effectively connected with such non-U.S. holder's conduct of a trade or business in the United States generally will be subject to withholding of United States federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable tax treaty withholding rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for the benefits of the applicable tax treaty or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury Regulations. These forms must be updated periodically. Non-U.S. holders should consult their tax advisors regarding their ability to claim benefits under an applicable income tax treaty and the manner of claiming such benefits (including, without limitation, the need to obtain a United States taxpayer identification number).

        Dividends that are effectively connected with a non-U.S holder's conduct of a trade or business in the United States, and, if provided is an applicable income tax treaty, dividends that are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States are subject to United States federal income tax on a net income basis at generally applicable United States federal income tax rates and are not subject to the United States withholding tax, provided that the non-U.S holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements. Any effectively connected dividends or dividends attributable to a permanent establishment received by a non-U.S. holder that is treated as a foreign corporation for United States federal income tax purposes may be subject to an additional "branch profits tax" at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

        A non-U.S. holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

  Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock

        In general, a U.S. holder must treat any gain or loss recognized upon a taxable disposition of a share of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for the disposed of common stock exceeds one year. There is substantial uncertainty, however, whether the conversion rights with respect to the common stock that are described above may prevent a U.S. holder from satisfying the applicable holding period requirements. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property received in such disposition and the U.S. holder's adjusted tax basis in the share of common stock. A U.S. holder's adjusted tax basis in the common stock generally will equal the U.S. holder's acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum capital gains rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition of our common stock or warrants if the U.S. holder purchases, or enters into a contract or option to purchase, substantially identical securities within 30 days before or after any disposition.

        Any gain realized by a non-U.S. holder on the disposition of our common stock generally will not be subject to United States federal income tax unless: (i) the gains is effectively connected with a trade or business of such non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed place of business of the non-U.S. holder), (ii) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (iii) we are or have been a "United States real property holding corporation" for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-U.S. holder owns more than five percent of the common stock.

        Net gain realized by an individual non-U.S. holder described in clause (i) of the preceding sentence will be subject to tax at generally applicable United States federal income tax rates. Any gains of a corporate non-U.S. holder that is described in clause (i) of the preceding sentence may be subject to an additional "branch profits tax" at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual non-U.S. holder described in clause (ii) of such sentence will be subject to a flat 30 percent tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States.

        We currently are not a "United States real property holding corporation". Moreover, we cannot yet determine whether we will be a "United States real property holding corporation" for United States federal income tax purposes, and will be unable to do so until we effect a business combination. A corporation is a "United States real property holding corporation" if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

  Conversion of Common Stock

        In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under "—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock" above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is "substantially disproportionate" with respect to the holder, (2) results in a "complete termination" of the holder's interest in the Company or (3) is "not essentially equivalent to a dividend" with respect to the holder. These tests are explained more fully below.

        In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the stockholder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder's interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder's conversion results in a "meaningful reduction" of the holder's proportionate interest in the Company. Whether the conversion will result in a meaningful reduction in a holder's proportionate interest will depend on particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a "meaningful reduction." A holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of an exercise of a conversion right.

        If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under "—Dividends and Distributions". After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder's adjusted tax basis in his remaining common stock, or, if it has none, to the holder's adjusted tax basis in its warrants or possibly in other common stock constructively owned by it.

Tax Consequences of an Investment in the Warrants

  Exercise of a Warrant

        Upon its exercise of a warrant, a holder will not be required to recognize taxable gain or loss with respect to the warrant. The holder's tax basis in the share of our common stock received by such holder will be an amount equal to the sum of the holder's initial investment in the warrant (i.e., the portion of the holder's purchase price for a unit that is allocated to the warrant, as described above under "—General") and the exercise price (i.e., initially, $6.00 per share of our common stock). The holder's holding period for the share of our common stock received upon exercise of the warrant should begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant and will not include the period during which the holder held the warrant.

Sale, Exchange, Call, or Expiration of a Warrant

        Upon a sale, exchange (other than by exercise), call, or expiration of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition or expiration (or, if the common stock and the warrants are not trading separately at the time of the disposition, the portion of the amount realized on the disposition or expiration that is allocated to the warrant based on the then fair market value of the warrant) and the U.S. holder's tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder's purchase price for a unit that is allocated to the warrant, as described above under "—General"). Such gain or loss would generally be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations.

        The federal income tax treatment of a non-U.S. holder's gains recognized on a sale, exchange, redemption, or expiration of a warrant will generally correspond to the federal income tax treatment of a non-U.S. holder's gains recognized on a disposition of our common stock, as described under "—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock" above.

Federal Estate Tax

        Shares of our common stock owned or treated as owned by an individual who is not a U.S. citizen or resident of the United States (as specifically defined for U.S. federal estate tax purposes) at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to U.S. federal estate tax. The foregoing will also apply to warrants.

Information Reporting and Backup Withholding

        Under United States Treasury Regulations, we must report annually to the IRS and to each holder the amount of dividends paid to such holder on our common stock and the tax withheld with respect to those dividends, regardless of whether withholding was required. In the case of a non-U.S. holder, copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

        The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable United States Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

        A non-U.S. holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a United States office of a broker. United States information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of common stock where the transaction is effected outside the United States through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a U.S. person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) a controlled foreign corporation as defined in the Code; or (iv) a foreign partnership with certain United States connections, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met or the holder otherwise establishes as exemption.

        Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder's United States federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current United States Treasury Regulations.

LEGAL MATTERS

        The validity of the securities offered in this prospectus is being passed upon for us by Kaye Scholer LLP, New York, New York. Kramer Levin Naftalis & Frankel LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

        The financial statements included in this prospectus and in the registration statement have been audited by Rothstein, Kass & Company, P.C., an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Rothstein, Kass & Company, P.C. are included in reliance upon their report given upon the authority of Rothstein, Kass & Company, P.C. as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov, which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

INFORMATION SERVICES GROUP, INC.

(a corporation in the development stage)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of
Information Services Group, Inc.

        We have audited the accompanying balance sheet of Information Services Group, Inc. (a corporation in the development stage) (the "Company") as of November 30, 2006 and the related statements of operations, stockholder's deficit and cash flows for the period July 20, 2006 (date of inception) to November 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Information Services Group, Inc. (a corporation in the development stage) as of November 30, 2006, and the results of its operations and its cash flows for the period July 20, 2006 (date of inception) to November 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ ROTHSTEIN, KASS & COMPANY P.C.

Roseland, New Jersey
January 29, 2007

INFORMATION SERVICES GROUP, INC.
(a corporation in the development stage)

BALANCE SHEET

November 30, 2006
ASSETS
Current assets
Cash	$98,135
Prepaid expenses	20,984

Total current assets	119,119

Property and equipment	41,972
Other assets, deferred offering costs	643,807

$804,898

LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities
Accounts payable and accrued expenses	$577,817
Note payable, stockholder	250,000

Total current liabilities	827,817

Commitments
Stockholder's deficit
Preferred stock, $.001 par value; 10,000,000 shares authorized; none issued	—
Common stock, $.001 par value, authorized 100,000,000 shares; 7,031,250 shares issued and outstanding	7,031
Additional paid-in capital	(2,343)
Deficit accumulated during the development stage	(27,607)

Total stockholder's deficit	(22,919)

$804,898

See accompanying notes to financial statements.

INFORMATION SERVICES GROUP, INC.
(a corporation in the development stage)

STATEMENT OF OPERATIONS
For the period July 20, 2006 (date of inception) to November 30, 2006

Interest income	$271
Formation and operating costs	27,878

Net loss	$(27,607)

Weighted average number of common shares outstanding	7,031,250

Net loss per common share	$(0.00)

See accompanying notes to financial statements.

INFORMATION SERVICES GROUP, INC.
(a corporation in the development stage)

STATEMENT OF STOCKHOLDER'S DEFICIT
For the period July 20, 2006 (date of inception) to November 30, 2006

				Defict Accumulated During Development Stage
	Common Stock
			Additional Paid in Capital		Total Stockholder's Deficit
	Shares	Amount
Common shares issued	7,031,250	$7,031	$2,344		$9,375
Warrant redemption			(4,687)		(4,687)
Net loss				(27,607)	(27,607)

Balances, at November 30, 2006	7,031,250	$7,031	$(2,343)	$(27,607)	$(22,919)

See accompanying notes to financial statements.

INFORMATION SERVICES GROUP, INC.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS
For the period July 20, 2006 (date of inception) to November 30, 2006

Cash flows from operating activities
Net loss	$(27,607)
Adjustments to reconcile net loss to net cash used by operating activities:
Increase (decrease) in cash attributable to changes in assets and liabilities
Prepaid expenses	(20,984)
Accounts payable and accrued expenses	5,317

Net cash used in operating activities	(43,274)

Net cash used in investing activities, purchase of equipment	(41,972)

Cash flows from financing activities
Proceeds from notes payable, stockholder	250,000
Payments of offering costs	(71,307)
Redemption of warrants	(4,687)
Proceeds form issuance of common stock	9,375

Net cash provided by financing activities	183,381

Net increase in cash	98,135
Cash, beginning of period	—

Cash, end of period	$98,135

Supplemental schedule of non-cash financing activities, accrual of deferred offering costs	$572,500

See accompanying notes to financial statements.

INFORMATION SERVICES GROUP, INC.
(a corporation in the development stage)

Notes to Financial Statements

NOTE A—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

        Information Services Group, Inc. (a corporation in the development stage) (the "Company") was incorporated in Delaware on July 20, 2006. The Company was formed to acquire, through a merger, capital stock exchange, asset or stock acquisition or other similar business combination one or more domestic or international operating businesses. The Company's efforts in identifying a prospective target will not be limited to a particular industry, although the Company intends to focus its efforts on the information services industry, including business, media, marketing and consumer information opportunities. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting By Development Stage Enterprises, and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its calendar year end.

        The Company's management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the "Proposed Offering"), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) an operating business in the information services industry ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, approximately 98.5% of the gross proceeds of such proposed offering, will be held in a trust account ("Trust Account") and invested in U.S. "government securities," defined as any Treasury Bill issued by the United States government having a maturity of one hundred and eighty (180) days or less, until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 20% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the Business Combination, the Business Combination will not be consummated. In the event a Business Combination is consummated, public stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the aggregate amount then on deposit in the Trust Account, including their pro rata portion of the deferred underwriting discount and any interest earned on the trust account, net of income taxes payable on the interest income on the Trust Account. However, voting against the Business Combination alone will not result in an election to exercise a stockholder's conversion rights. All of the Company's stockholders prior to the Proposed Offering, including all of the directors and officers of the Company have agreed to vote all of the shares of common stock held by them in accordance with the vote of the majority in interest of all other stockholders of the Company.

        In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company's public stockholders, excluding the existing stockholders to the extent of their initial stock holdings.

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Development stage company:

        The Company complies with the reporting requirements of SFAS No. 7, "Accounting and Reporting by Development Stage Enterprises."

  Common stock:

        On January 29, 2007, the Company effected a one-for-two stock dividend for each issued and outstanding share of the Company's common stock, par value $0.001 per share. All transactions and disclosures in the financial statements related to the Company's common stock have been adjusted to reflect the effect of the stock dividend.

  Net loss per common share:

        The Company complies with accounting and disclosure requirements of SFAS No. 128, "Earnings Per Share". Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period.

  Property and equipment:

        Property and Equipment comprised of computer and communications equipment are stated at cost less accumulated depreciation and amortization. The Company provides for depreciation and amortization using the straight line method over the assets estimated useful lives, generally ranging from 3 to 7 years. Property and equipment were purchased and put into service during November 2006 and, consequently, no depreciation is provided for the period.

  Concentration of credit risk:

        Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, exceeds the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

  Fair value of financial instruments:

        The fair value of the Company's assets and liabilities, which qualify as financial instruments under SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," approximates the carrying amounts represented in the balance sheet.

  Use of estimates:

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Deferred offering costs:

        The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A—"Expenses of Offering". Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

  Income tax:

        The Company complies with SFAS 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

NOTE C—PROPOSED OFFERING

        The Proposed Offering calls for the Company to offer for public sale up to 28,125,000 units ("Units"). Each Unit consists of one share of the Company's common stock, $0.001 par value, and one redeemable common stock purchase warrant ("Warrants"). The expected public offering price will be $8.00 per unit. Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (i) one year from the date of the final prospectus for the Proposed Offering or (ii) the completion of a Business Combination with a target business, and will expire four years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of warrants during the exercise period, there will be no cash settlement of the warrants and the warrants will expire worthless.

NOTE D—RELATED PARTY TRANSACTIONS

        The Company issued a $100,000 unsecured promissory note to a principal stockholder and affiliate of the Company's officer, Oenoke Partners, LLC, on August 2, 2006. The note bears interest at 5% per annum and is payable on the earlier of August 1, 2007 or the consummation of the Proposed Offering.

        In October 2006, the Company issued a $150,000 unsecured promissory note to a principal stockholder and affiliate of the Company's officer, Oenoke Partners, LLC. The note bears interest at 5% per annum and is payable on the earlier of October 3, 2007 or the consummation of the Proposed Offering.

        Oenoke Partners, LLC has agreed to purchase, in a private placement, 6,500,000 warrants at $1 per warrant immediately prior to the Proposed Offering from the Company and not as part of the Proposed Offering. As discussed in Note A above, the aggregate proceeds of this private placement of $6.5 million will be held in trust. Oenoke Partners, LLC also agreed that it will not sell or otherwise transfer the warrants until one year after the Company consummates a Business Combination and will additionally waive its rights to conversion of these shares in connection with the vote on the initial Business Combination and to liquidation proceeds with respect to such shares as part of the Company's plan of dissolution and distribution in the event the Company fails to consummate a Business Combination.

        In September 2006, the Company redeemed the 4,687,500 warrants held by shareholder, for an aggregate redemption price of $4,687.50 in cash, or a redemption of $0.001 per warrant.

NOTE E—COMMITMENTS

        The Company is committed to pay an underwriting discount of 3.78% of the public unit offering price to the underwriters at the closing of the Proposed Offering, with an additional fee of 3.22% of the gross offering proceeds payable upon the Company's consummation of a Business Combination. The underwriters will not be entitled to any interest accrued on the deferred discount.

        The Company has also agreed to sell to the underwriters, for $100, as additional compensation, a four-year option to purchase up to a total of 1,406,250 units at a per-unit price of $9.60. The units issuable upon exercise of this option are also identical to those offered in the Proposed Offering except that warrants included in the option have an exercise price of $7.50.

        The sale of the option to purchase, which will be issued upon effectiveness of registration statement, will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company's financial position or results of operations, except for the recording of the $100 proceeds from the sale.

        The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $3.58 per unit, or approximately $5.0 million in total, using an expected life of four years, volatility of 58.8% and a risk-free interest rate of 4.87%.

        The volatility calculation of 58.8% is based on the most recent trading day average volatility of a representative sample of nine (9) companies with market capitalizations of approximately $65 million to $645 million that management believes to be engaged in the business of information services (the "Sample Companies"). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the average volatility of the Sample Companies because management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company's common stock post-business combination. Although an expected life of four years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.

        The Company has granted the underwriter a 30-day option to purchase up to 4,218,750 additional units to cover the over-allotment. The over-allotment option will be used only to cover a net short position resulting from the initial distribution.

        If the Company is unable to deliver registered shares of common stock to the underwriters upon exercise of the option to purchase Units during the exercise period, there will be no cash settlement of the common stock and warrants underlying the Units and the Units will expire worthless.

NOTE F—PREFERRED STOCK

        The Company is authorized to issue 10,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

NOTE G—LEASES

        In September 2006, the Company entered into a lease agreement for office space that extends through September 2007, requiring monthly payments of $10,203. The lease may be extended through September 2008, for monthly payments of $13,203, under two (2) six-month extensions, upon proper notice as defined in the agreement. Aggregate amounts due under this lease agreement through September 2007 are approximately $122,000.

NOTE H—SUBSEQUENT EVENT

        In December 2006, the Company issued 1,054,687 shares of common stock to Oenoke Partners, LLC for an aggregate of $703.13, at a purchase price of $0.001 per share. Such shares are redeemable by the Company to the extent the underwriter's over-allotment option is not exercised.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Until February 25, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

28,125,000 Units

Deutsche Bank Securities

Morgan Joseph

Lazard Capital Markets

Prospectus

January 31, 2007

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MARKET AND INDUSTRY INFORMATION
SUMMARY
Our Business
The Offering
Risks
Summary Financial Data
RISK FACTORS
USE OF PROCEEDS
DILUTION
CAPITALIZATION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
PROPOSED BUSINESS
MANAGEMENT
PRINCIPAL STOCKHOLDERS
CERTAIN TRANSACTIONS
DESCRIPTION OF SECURITIES
UNDERWRITING
UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INFORMATION SERVICES GROUP, INC. (a corporation in the development stage)
Report of Independent Registered Public Accounting Firm
INFORMATION SERVICES GROUP, INC. (a corporation in the development stage) BALANCE SHEET
INFORMATION SERVICES GROUP, INC. (a corporation in the development stage) STATEMENT OF OPERATIONS For the period July 20, 2006 (date of inception) to November 30, 2006
INFORMATION SERVICES GROUP, INC. (a corporation in the development stage) STATEMENT OF STOCKHOLDER'S DEFICIT For the period July 20, 2006 (date of inception) to November 30, 2006
INFORMATION SERVICES GROUP, INC. (a corporation in the development stage) STATEMENT OF CASH FLOWS For the period July 20, 2006 (date of inception) to November 30, 2006
INFORMATION SERVICES GROUP, INC. (a corporation in the development stage) Notes to Financial Statements